UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CORELOGIC, INC.
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Powering the Global Real Estate Economy

Information is at the core of every smart business decision, driving strategy, solutions, growth and ultimately success. CoreLogic is the company financial services organizations, real estate professionals and insurance carriers turn to for unique perspective that directs action to help solve their toughest business challenges.

At CoreLogic, our mission is to empower our clients to make smarter decisions through data-driven insights. As the leading global property information, analytics and data-enabled solutions provider, our vision is to deliver unique property-level insights that power the global real estate economy. To achieve this vision, we collaborate with each other, putting clients first, focusing on finding better ways to meet their needs, demonstrating ownership through initiative, accountability, respect, trust, and transparency.

Working together, our goal is to deliver business value to those we serve. Our industry experts address client challenges with insight, acting rapidly to present innovative, cost-effective solutions. And as a single, trusted source, we are committed to making the experience of doing business with CoreLogic as easy as possible.

March 18, 2016

Dear Fellow Stockholders,

You are cordially invited to attend our annual meeting of stockholders at 2:00 p.m. Pacific time on Wednesday, April 27, 2016, at the executive offices of CoreLogic, Inc., located at 40 Pacifica, Irvine, California 92618. We have included a map and directions to our executive offices on the inside back cover of this proxy statement for your convenience.

Details regarding admission to the meeting and the business to be conducted are described in the accompanying notice of annual meeting and proxy statement. We have also made available a copy of our 2015 Annual Report to Stockholders with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

As in prior years, we have elected to provide access to our proxy materials over the Internet by mailing our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice"). The Notice provides information on how stockholders can obtain paper copies of our proxy materials if they so choose. This method expedites the receipt of your proxy materials, lowers the costs of our annual meeting and supports conservation of natural resources. If you would like more information, please see the Questions and Answers section of this proxy statement.

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the annual meeting of stockholders, we encourage you to vote via the Internet, by telephone or by mail as soon as possible to ensure that your vote is counted. We look forward to seeing you at the meeting.

Thank you very much for your continued interest in CoreLogic.

Paul F. Folino	Anand Nallathambi

Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on April 27, 2016

The annual meeting of stockholders of CoreLogic, Inc., a Delaware corporation (the "Company"), will be held at 2:00 p.m. Pacific time on Wednesday, April 27, 2016, at the executive offices of CoreLogic, Inc., located at 40 Pacifica, Irvine, California 92618, for the following purposes:

  1.
  To elect the nine persons named in the accompanying proxy statement to serve on our board of directors until the next annual meeting and until their successors are duly elected and qualified;

  2.
  To approve, on an advisory basis, the compensation of our named executive officers;

  3.
  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

  4.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only stockholders of record at the close of business on March 1, 2016 are entitled to notice of the annual meeting and an opportunity to vote at the annual meeting.

If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003
 Stockholders May Call Toll-Free: 855-325-6671

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the annual meeting of stockholders, we encourage you to cast your vote and submit your proxy as soon as possible by one of the methods below to ensure that your vote is counted:

Registered stockholders. You may authorize your proxy:

  1.
  By Internet: go to www.cesvote.com.

  2.
  By toll-free telephone: call 888-693-8683.

  3.
  By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage paid envelope.

Beneficial stockholders. If your shares are held by a broker, bank or other nominee, please follow the instructions they send to you regarding how your shares are to be voted at the annual meeting.

Stockholders may also vote in person at the annual meeting. If you are a registered stockholder (that is, you hold your shares in your name as a holder of record with our transfer agent), you must present valid identification to vote at the meeting. If your shares are held by a broker, bank, or other nominee, you will also need to obtain a "legal proxy" from the holder of record to vote at the meeting. For specific instructions, please refer to the Questions and Answers section at the end of the proxy statement and the instructions on the proxy card or Notice of Internet Availability of Proxy Materials you receive.

Stergios Theologides

Senior Vice President, General Counsel
and Secretary

Irvine, California
March 18, 2016

PROXY STATEMENT
Solicitation of Proxies by the Board of Directors

The board of directors (the "Board" or the "Board of Directors") of CoreLogic, Inc., a Delaware corporation ("CoreLogic," the "Company," "we," or "us"), is soliciting proxies from holders of our shares of common stock for use at the annual meeting of stockholders. This proxy statement and form of proxy are first being sent or made available to our stockholders on or about March 18, 2016.

If you have questions or require assistance with voting your shares, or if you need additional copies of the proxy materials, please contact:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003

Stockholders May Call Toll-Free: 855-325-6671

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the annual meeting of stockholders, we encourage you to cast your vote and submit your proxy as soon as possible by one of the methods below to ensure that your vote is counted.

Registered stockholders. You may authorize your proxy:

  1.
  By Internet: go to www.cesvote.com.

  2.
  By toll-free telephone: call 888-693-8683.

  3.
  By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage paid envelope.

Beneficial stockholders. If your shares are held by a broker, bank or other nominee, please follow the instructions they send to you regarding how your shares are to be voted at the annual meeting.

Stockholders may also vote in person at the annual meeting. If you are a registered stockholder (that is, you hold your shares in your name as a holder of record with our transfer agent), you must present valid identification to vote at the meeting. If your shares are held by a broker, bank, or other nominee, you will also need to obtain a "legal proxy" from the holder of record to vote at the meeting. For specific instructions, please refer to the Questions and Answers section at the end of this proxy statement and the instructions on the proxy card or Notice of Internet Availability of Proxy Materials (the "Notice") you receive.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 27, 2016

Our Notice of Annual Meeting of Stockholders, 2016 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2015 are available at www.viewproxy.com/corelogic/2016. You are encouraged to access and review all of the important information contained in our proxy materials before voting.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider prior to casting your vote at the 2016 Annual Meeting of Stockholders (the "Annual Meeting") and you should read the entire proxy statement carefully before voting.

Annual Meeting Information

Time	Location

2:00 pm (Pacific time) on	Executive Offices of CoreLogic, Inc.
April 27, 2016	40 Pacifica
Doors open at 1:45 p.m. Pacific time	Irvine, CA 92618

INTERNET	PHONE	MAIL	IN PERSON
Follow the instructions provided in the Notice or voting instruction form you received.	Follow the instructions provided in the separate proxy card or voting instruction form you received.	Send your completed and signed proxy card or voting instructions to the address on your proxy card or voting instruction form.	Ballots will be provided to anyone who attends and wants to vote at the Annual Meeting.

Annual Meeting Agenda and Voting Recommendations

	Proposal	Board Recommendation	Page

1.	Election of the nine persons named in this proxy statement to serve on our board of directors until the next annual meeting and until their successors are duly elected and qualified	FOR	8

2.	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	14

3.	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016	FOR	18

4.	Transaction of such other business as may properly come before the meeting or any postponements or adjournments thereof

Highlights of 2015 Company Performance

2015 was a year of significant transformation for CoreLogic. Highlights of our key achievements include:

  •
  the launch of the Valuation Solutions Group (VSG), aimed at providing unique insights into the valuation of residential properties for underwriting, risk management and opportunity generation;

  •
  completion of several key acquisitions in line with our strategic transformation plan which strengthen our property intelligence segment by expanding data-enabled solutions; and

  •
  initiation of a three-year productivity and cost-management program which is expected to reduce expenses, on an annual run-rate basis, by approximately $60 million by the end of 2017.

In June 2015, we celebrated our five-year anniversary as a stand-alone public company. For the period since our launch, through December 31, 2015, we delivered 80% in total stockholder return (TSR). Management focused on three strategic areas in 2015: growth and innovation, operational excellence and higher organizational and leadership effectiveness. As a result of the significant effort in these areas, we exceeded our financial targets and produced record results in revenue, adjusted EBITDA, adjusted EPS and free cash flow. TSR in 2015 was more than 7% while the S&P 500 and Russell 2000 both finished at -1% and -5%, respectively.

Board Nominees

The following table provides summary information about each director nominee. The Nominating and Corporate Governance Committee makes an annual recommendation to our Board as to whether the directors have the relevant skills and experience to oversee us and to stand for re-election. Our Board, following a recommendation from the Nominating and Corporate Governance Committee, has selected each of the director nominees below for election by our stockholders at the Annual Meeting. All of the directors possess strength of character, inquiring and independent minds, mature judgment and a deep commitment to our success.

Name	Age	Director Since	Principal Occupation	AC	ASPC	CC	NCGC

J. David Chatham	65	1989	President and chief executive officer of Chatham Holdings Corporation and the Chatham family of real estate businesses	✓		C	✓

Douglas C. Curling	61	2012	Principal and managing director of New Kent Capital LLC		✓		✓

John C. Dorman	65	2012	Former chairman of Online Resources Corporation	✓	C

Paul F. Folino (Chairman of the Board)	71	2011	Former executive chairman of the board of directors of Emulex Corporation	✓	✓	✓	✓

Anand Nallathambi	54	2010	President and Chief Executive Officer of CoreLogic, Inc.		✓

Thomas C. O'Brien	62	2008	Former chief executive officer and president of Insurance Auto Auctions Inc.			✓	C

Jaynie Miller Studenmund	61	2012	Former chief operating officer of Overture Services, Inc.			✓

David F. Walker	62	2010	Chairman of the board of directors of Chico's FAS, Inc.	C	✓

Mary Lee Widener	77	2006	Former president and chief executive officer of Neighborhood Housing Services of America, Inc.	✓

C	Chair
AC	Audit Committee
Audit Committee Financial Expert
ASPC	Acquisition and Strategic Planning Committee
CC	Compensation Committee
NCGC	Nominating and Corporate Governance Committee

Corporate Governance Highlights

Board Composition

Currently, all of our directors, other than our CEO, are independent, and our Audit, Compensation and Nominating and Corporate Governance Committees consist exclusively of independent directors.

Our Board is composed of directors with a wide range of views, ethnicities, ages, genders and backgrounds, which reflect the diversity and complexity of the businesses and markets in which we operate. As the following chart illustrates, all of our directors have served on other public company boards, 66% of our directors have been CEOs and all except for one have held C-suite positions, and 78% of our directors have deep industry experience in data analytics, financial services, or real estate, averaging 20 years of industry experience.

The following chart highlights that our Board composition also reflects a mix of tenure, which gives a balance of historical perspective and crucial understanding of the evolution of our business, with fresh perspectives and insights.

Governance Practices

The following table summarizes our good governance practices.

Practice	Description

Board Accountability

Independent Chairman	The offices of Chief Executive Officer and Chairman are separate, and our Chairman is an independent director. This allows our Chief Executive Officer to focus primarily on his management responsibilities and the Chairman to oversee and manage the Board and its functions. Having an independent Chairman promotes the independence of our Board, provides appropriate oversight of management and ensures free and open discussion and communication among the non-management members of our Board.

Director Overboarding Policy	Our Corporate Governance Guidelines provide that our directors may not serve on more than five public company boards (including our Board), and our Audit Committee members may not serve on more than three audit committees (including our audit committee) without prior Board approval.

Annual Board and Committee Evaluations	To increase their effectiveness, the Board and each of its committees performs an annual self-evaluation under the direction of the Nominating and Corporate Governance Committee.

Director Stock Ownership Guidelines and Equity Grants	All directors receive annual equity grants and must meet equity ownership requirements during their service with us.

Stockholder Rights

Majority Voting Standard for Directors, with Director Resignation Policy
Our Bylaws mandate that directors be elected under a "majority of votes cast" standard in uncontested elections, and our Corporate Governance Guidelines require each incumbent director to submit an irrevocable letter of resignation that becomes effective if he or she does not receive a majority of votes cast.

Single Voting Class	We have only one class of voting securities.

10% Threshold for Special Meetings	Stockholders holding 10% of more of our outstanding stock have the right to call a special meeting.

No Poison Pill	We do not have a stockholders rights plan, commonly known as a "poison pill," in place.

PROPOSAL 1. Election of Directors

FOR

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE DIRECTOR NOMINEES. UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY YOU SUBMIT, THE PROXIES SOLICITED BY OUR BOARD WILL BE VOTED "FOR" THE ELECTION OF THESE NOMINEES.

Our Amended and Restated Bylaws (the "Bylaws") require that directors be elected annually, and our Amended and Restated Certificate of Incorporation provides that the Board shall consist of such number of directors as is determined from time to time exclusively by resolution adopted by the affirmative vote of a majority of the directors then in office. Pursuant to resolutions adopted by the Board, our Board consists of nine directors.

The Board has nominated the nine individuals set forth under "— Nominees" below for election at the Annual Meeting, to serve until the 2017 annual meeting of stockholders and until the directors' respective successors are elected and qualified.

Voting Standard

Under our Bylaws, in an uncontested election, each director nominee will be elected to the Board to serve until the next annual meeting and as soon thereafter as their successors are duly elected and qualified, if the nominee receives a majority of votes cast (meaning the number of shares voted "for" a nominee must exceed the number of shares voted "against" such nominee) with respect to such director nominee's election. Under our Corporate Governance Guidelines, each nominee for director who was in office prior to the election (each, an "incumbent director") is required to submit to the Board an irrevocable letter of resignation from the Board and all committees thereof, which will become effective if the director does not receive a majority of votes cast and the Board determines to accept the resignation. The Nominating and Corporate Governance Committee will make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board will act on the recommendation of the Nominating and Corporate Governance Committee within 90 days from the date the election results are certified and thereafter promptly disclose its decision in a Current Report on Form 8-K. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will not be counted in determining the outcome of the election of the director nominees.

The majority voting standard does not apply, however, in a contested election, where the number of nominees for director exceeds the number of directors to be elected. In a contested election, directors are instead elected by a plurality of shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors (meaning that the number of director nominees who receive the highest number of shares voted "for" their election are elected). The election of directors at the Annual Meeting will not be contested and each director nominee must receive a majority of votes cast in order to be elected to the Board.

All of the director nominees listed below have consented to being named in this proxy statement and to serve as directors if elected. If any nominee should become unable or unwilling for good cause to serve as a director, the proxies will be voted for such substitute nominee(s) as shall be designated by our Board. Our Board currently has no knowledge that any of the nominees will be unable or unwilling to serve.

Nominees

Set forth below is information concerning each person nominated and recommended to be elected by our Board. All of the nominees currently serve as our directors and were previously elected to the present term of office by our stockholders.

See the section entitled "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership of the nominees. There are no family relationships among any of the nominees or any of our executive officers.

In addition, there were and are no arrangements or understandings between any director and any other person pursuant to which any director was or is to be selected as a director.

Biographical Descriptions

Name	Age	Director Since	Biography	Other Board Service

J. David Chatham	65	1989	Board Committees

•

Audit

•

Compensation (chair)

•

Nominating and Corporate Governance

Career Highlights

•

Chatham Holdings Corporation and the Chatham family of real estate businesses, specializing in real estate development, building, brokerage, asset management, mortgage lending, valuation/appraisal and other associated industries

–

President and Chief Executive Officer (1991-present)

Qualifications

Through his experience in the real estate arena, Mr. Chatham enhances our understanding of the mortgage and valuation and appraisal businesses as well as the residential and commercial real estate markets.

				Prior Board Service First Advantage Corporation ("FADV"), a former NASDAQ-listed company and former subsidiary of ours, providing screening analytics and identity solutions (2003-2009)

Douglas C. Curling	61	2012	Board Committees	Public Boards

•

Acquisition and Strategic Planning

•

Nominating and Corporate Governance

Career Highlights

•

New Kent Capital LLC, family-run investment business

–

Principal and Managing Director (2010-present)

•

New Kent Consulting LLC, consulting business founded by Mr. Curling

–

Principal (2010-present)

•

ChoicePoint Inc., provider of identification and credential verification services, sold to Reed Elsevier

–

President (2002-2008)

–

Chief Operating Officer (1999-2008)

–

Executive Vice President, Chief Financial Officer and Treasurer (1997-1999)

•

Equifax, Inc., credit bureau

–

Various financial roles (1989-1997)

				Aaron's, Inc., a specialty retailer of furniture, consumer electronics, computers, appliances and home accessories Prior Board Service ChoicePoint Inc. (2000-2008)
			Qualifications
			In addition to his experience operating a data business, Mr. Curling provides insight on data monetization and growth strategies to our Board, in particular with respect to our businesses in the insurance industry.

Name	Age	Director Since	Biography	Other Board Service

John C. Dorman	65	2012	Board Committees

•

Audit

•

Acquisition and Strategic Planning (chair)

Career Highlights

•

Online Resources Corporation, a developer and supplier of electronic payment services, acquired by ACI Worldwide,  Inc.

–

Co-chairman (January 2010-June 2010)

–

Interim chief executive officer (April 2010-June 2010)

•

Digital Insight Corporation, a provider of software-as-a-service for online banking and bill payment for financial institutions, acquired by Intuit, Inc.

–

Chief Executive Officer (1998-2003)

•

Oracle Corporation, a provider of products and services addressing all aspects of corporate information technology

–

Senior Vice President of the Global Financial Services Division (1997-1998)

•

Treasury Services Corporation, a provider of modeling and analysis software for financial institutions

–

Chief Executive Officer (1983-1997)

Qualifications

Mr. Dorman's prior experience as chief executive officer of a technology service provider during a period of rapid growth and expansion, and his current and prior board experience, enables him to provide insights into our operational, technology and growth strategies.

Private Boards

DeepDyve, Inc., an online rental service for scientific and scholarly research

loanDepot, LLC, a national non-bank lender serving consumers

Prior Board Service

Online Resources Corporation (2009-2013)

Digital Insight Corporation, (1998-2007)

Treasury Services Corporation (1983-1997)

Paul F. Folino (Chairman of the Board)	71	2011	Board Committees

•

Audit

•

Acquisition and Strategic Planning

•

Compensation

•

Nominating and Corporate Governance

Career Highlights

•

Emulex Corporation, an information technology product manufacturer specializing in servers, network and storage devices for data centers

–

Executive Chairman (2006-2011)

–

Chairman (2002-2006)

–

Chief Executive Officer (1993-2002)

Qualifications

Mr. Folino brings significant expertise regarding information technology and intellectual property. With his extensive experience as a director of publicly-traded companies and strong executive background, Mr. Folino provides valued input on a variety of leadership, strategy, corporate governance and organizational matters.

Public Boards

Microsemi Corporation, a provider of semiconductor solutions

Lantronix, Inc., a provider of device networking and remote access products for remote IT management

Private Boards

Commercial Bank of California, a full-service FDIC-insured community bank

Non-Profit Boards

California State University, Fullerton, Philanthropic Foundation

Discovery Science Center, a science education organization

Prior Board Service

Emulex Corporation (1993-2011)

Name	Age	Director Since	Biography	Other Board Service

Anand Nallathambi	54	2010	Board Committees

•

Acquisition and Strategic Planning

Career Highlights

•

CoreLogic, Inc.

–

President and Chief Executive Officer (2010-present)

–

President and Chief Operating Officer of the information solutions group of our predecessor, The First American Corporation ("FAC") (2009 until the spin-off of our financial services business, First American Financial Corporation, in June 2010 (the "Separation"))

•

FADV

–

Chief Executive Officer (2007-2009)

–

President (2005-2007)

•

FAC (1996-1998)

–

President, Credit Information Group

–

President, First American Appraisal Services

Qualifications

Mr. Nallathambi has worked with us in various capacities for nearly 25 years and brings unique insight into our management practices. He has a deep understanding of our history and culture. Respected for his vision in the consumer data industry and his leadership as former chairman of the Consumer Data Industry Association, Mr. Nallathambi's strategic perspectives on combining property and consumer information have helped drive our innovative product development initiatives. Additionally, Mr. Nallathambi's position as our President and Chief Executive Officer gives him in-depth knowledge of our operations, strategy, financial condition and competitive position, as well as extensive experience with our technology, design and product execution.

Prior Board Service • FADV (2007-2009)

Thomas C. O'Brien	62	2008	Board Committees

•

Compensation

•

Nominating and Corporate Governance (chair)

Career Highlights

•

Insurance Auto Auctions Inc., a provider of specialized services for automobile insurance

–

Chief Executive Officer (2000-2014)

Qualifications

As a result of his experience as a chief executive officer, Mr. O'Brien provides valued insight into corporate governance and our management practices, in particular with respect to the relationship between performance and compensation.

Public Boards

Fenix Parts, Inc., a recycler and reseller of automotive parts

Prior Board Service

Insurance Auto Auctions Inc. (2000-2014)

KAR Auction Services, Inc., a provider of vehicle auction services in North America (2007-2014)

Name	Age	Director Since	Biography	Other Board Service

Jaynie Miller Studenmund	61	2012	Board Committees

•

Compensation

Career Highlights

•

Overture Services, Inc., the creator of paid search advertising, acquired by Yahoo, Inc.

–

Chief Operating Officer (2001-2004)

•

PayMyBills.com, an online bill management company

–

President and Chief Operating Officer (1999-2001)

•

Great Western Bank and Home Savings Bank, now part of JPMorgan Chase

–

Roles including Executive Vice President and Head of Retail Banking (1995-1997)

•

First Interstate Bank, now part of Wells Fargo

–

Roles including Executive Vice President, Head of Retail Banking and Chief Marketing Officer (1984-1995)

Qualifications

Ms. Studenmund has more than 35 years of executive management and operational experience across a diverse group of businesses in financial services and the online media and communications sector. She is also a seasoned director, having guided the growth and development of several technology and internet companies, including aQuantive, a digital marketing and ad serving company, and MarketTools, a market research and analytics company.

Public Boards

LifeLock, Inc., an identity theft protection company

Pinnacle Entertainment, Inc., an owner, operator and developer of casinos and related hospitality and entertainment facilities

Western Asset, a major fixed income fund (director for several public as well as other funds)

Private Boards

Forest Lawn Memorial Parks, an industry-leading memorial parks provider

Non-Profit Boards

Huntington Memorial Hospital, a regional teaching hospital

Prior Board Service

Orbitz Worldwide, Inc., an online travel company (2007-2014)

aQuantive, Inc., a digital marketing services and technology company (2004-2007)

MarketTools, Inc., provider of software and services for enterprise feedback management and market research (2010-2012)

David F. Walker	62	2010	Board Committees

•

Audit (chair)

•

Acquisition and Strategic Planning

Career Highlights

•

Chairman of the Board, Chico's FAS, Inc.

•

University of South Florida in St. Petersburg

–

Director of Program of Accountancy (2002-2009)

•

Arthur Andersen LLP

–

Partner (1986-2002)

–

Leader of firm's assurance and business advisory practice for Florida Caribbean Region (1999-2002)

Qualifications

Mr. Walker's extensive experience in public accounting as a CPA and certified fraud examiner and on corporate boards, including as chairman of the board of Chico's and a past and present chair of other audit committees, together with his role as an NACD Board Leadership Fellow, contribute to the Board's oversight of our financial reporting, controls and risk management.

Public Boards

Chico's FAS, Inc. (chair), a womens' clothing retailer

CommVault Systems, Inc., a data management software company

Prior Board Service

Technology Research Corporation, Inc., an electrical safety products company (2004-2011)

FADV (2003-2009)

Paradyne Networks, Inc., a provider of broadband voice, data and video network access solutions (2003-2005)

Name	Age	Director Since	Biography	Other Board Service

Mary Lee Widener	77	2006	Board Committees

•

Audit

Career Highlights

•

Neighborhood Housing Services of America, Inc., a non-profit housing agency

–

President and Chief Executive Officer (1974-2009)

•

Community investment consultant, instrumental in the development of a degree program in support of the community development field at the University of San Francisco College of Professional Studies

Qualifications

Given her extensive experience with organizations dedicated to revitalizing neighborhoods and increasing homeownership opportunities, Ms. Widener brings to our Board a valuable perspective on housing policy and a strong understanding of the opportunities we have to improve home ownership in underserved communities and the challenges residents face in purchasing homes in those communities.

Prior Board Service

The PMI Group, Inc., a private mortgage insurer (1995-2013)

Federal Home Loan Bank of San Francisco (chairman), a cooperative, wholesale bank helping to meet community credit needs (1994-2004)

PROPOSAL 2. Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

FOR

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC'S EXECUTIVE COMPENSATION DISCLOSURE RULES. UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY YOU SUBMIT, THE PROXIES SOLICITED BY OUR BOARD WILL BE VOTED "FOR" THIS PROPOSAL.

We are providing our stockholders with the opportunity to cast a non-binding vote to approve, on an advisory basis, the compensation of our named executive officers, or NEOs, as disclosed pursuant to the SEC's executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis section below).

As described more fully in the Compensation Discussion and Analysis section below, the Board believes that our long-term success depends in large measure on the talents of our employees. Our executive compensation program is based on pay for performance. We believe that our executive compensation programs have provided effective incentives for strong results by appropriately aligning pay and performance. Other aspects of our philosophy include:

  •
  attracting, motivating and retaining highly-qualified executive officers critical to our long-term success;

  •
  aligning the interests of our executive officers with the interests of our stockholders;

  •
  rewarding executive officers for achieving pre-defined stretch goals and objectives, including objectives that may not yield current-period financial results but are expected to position us for enhanced results in future periods;

  •
  encouraging strategic long-term development and investment in the business;

  •
  motivating and rewarding appropriate but not excessive risk-taking to grow the business; and

  •
  supporting pay practices with strong corporate governance and independent board oversight.

HIGHLIGHTS OF OUR EXECUTIVE COMPENSATION PRACTICES

What We Do		What We Don't Do

✓	Review total compensation relative to market median of our compensation peer group	✗	Incentivize participants to take excessive risks

✓	Tie annual incentive awards to achievement of multiple targeted stretch financial and operating goals	✗	Award discretionary bonuses to our executive officers

✓	Tie 50% of long-term compensation to achievement of stretch EPS targets and total stockholder return (TSR) relative to our peers	✗	Allow margining, derivative, or speculative transactions, such as hedges, pledges, and margin accounts, by executive officers

✓	Maintain robust stock ownership guidelines	✗	Provide excessive perquisites

✓	Maintain a clawback policy to recapture unearned incentive payments	✗	Provide excise tax gross-ups upon termination with a change in control or for other awards

✓	Use an independent compensation consultant retained directly by the Compensation Committee, in its sole discretion, who performs no consulting or other services for the Company's management	✗	Allow for repricing of stock options without stockholder approval

✓	Employ a double-trigger for accelerated vesting upon termination of employment following a change in control	✗	Pay "single-trigger" change-of-control cash payments or have "single-trigger" equity acceleration

✓	Assess annually potential risks relating to the Company's compensation policies and practices

Our 2015 compensation outcomes demonstrate our commitment to aligning pay and performance across the compensation spectrum, as outlined in the chart below.

Pay Element	Overview	2015 Outcomes

Base Salary	• Limited increases since 2011, generally provided when role expands	• Provided targeted pay increases for Messrs. Sando and Theologides reflecting expanded responsibilities and market adjustments after years of no increases

Incentive Compensation Plan (ICP)

•

75% of ICP earned based on financial results to target, equally weighted between revenue, adjusted EBITDA, and free cash flow

•

25% of ICP based on assessment of performance on individual and team strategic objectives

•

No bonus paid for results below 80% of target; maximum award capped at 200% of target award for 120% of target performance

•

Exceeded goals for all metrics, including performance well above target levels for free cash flow

•

Strategic objective results varied by individual, with three of our four executive officers receiving ICP payouts in line with the Company's financial performance, and with the Senior Executive Vice President, Group Executive, RMW receiving a reduced award due to achievement of below target results in some lines of business which he managed

•

CEO bonus funding was 148% of target, reflecting strong financial and strategic performance during a year of market headwinds

Long-Term Incentive (LTI) Plan

•

Pay for sustained performance

•

Most heavily weighted element of executive compensation program

•

50% of annual award is granted in the form of performance-based restricted stock units (PBRSUs) with adjusted EPS and relative TSR measures

•

3-year performance period for each annual PBRSU grant

•

50% of annual award is granted in time-vested RSUs, which provides stockholder alignment and retention value

•

Results were below the targeted EPS levels for the 2013-2015 PBRSU cycle; less than 50% of targeted awards were earned

•

Strong 2015 EPS performance allowed for above targeted shares to be banked for the 2014 and 2015 grant cycles

•

Below top quartile peer group TSR results reduced the number of shares banked below maximum for the 2015-2017 cycle

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC, the Board of Directors requests your advisory vote to approve the following resolution at the Annual Meeting:

    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby APPROVED."

This proposal to approve the compensation paid to our NEOs is advisory only and will not be binding upon us or the Board of Directors, and will not be construed as overruling a decision by us or the Board of Directors or creating or implying any additional fiduciary duty for us or our Board of Directors. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when considering future executive compensation arrangements.

Our current policy is to provide stockholders with an annual opportunity to approve the compensation of the NEOs. It is expected that we will include an advisory vote on executive compensation on an annual basis at least until the next stockholder advisory vote on the frequency of such votes.

Approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote on the proposal, a majority of them must be voted "for" the proposal for it to be approved). Abstentions will have the same effect as a vote "against" this proposal, and broker-non votes will not be counted in determining the outcome of this proposal.

PROPOSAL 3. Ratification of the Selection of the Independent Auditor

FOR

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF PwC AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016. UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY YOU SUBMIT, THE PROXIES SOLICITED BY OUR BOARD WILL BE VOTED "FOR" THIS PROPOSAL.

The Audit Committee of the Board of Directors (the "Audit Committee") has selected PricewaterhouseCoopers LLP ("PwC") to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016. PwC has audited the historical consolidated financial statements of our Company or its predecessor, The First American Corporation, for all annual periods since 1954. Representatives of PwC will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Selection of our independent registered public accounting firm is not required to be submitted for stockholder approval by our Bylaws, but the Audit Committee is seeking ratification of its selection of PwC from our stockholders as a matter of good corporate governance. If the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of PwC and will either continue to retain PwC or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests.

Ratification of the selection of PwC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016 requires the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote on the proposal, a majority of them must be voted "for" the proposal for it to be approved). Abstentions will have the same effect as a vote "against" this proposal, and broker-non votes will not be counted in determining the outcome of this proposal.

Report of the Audit Committee

The following report of the Audit Committee is not soliciting material, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

The Audit Committee consists of five non-management directors: Messrs. Walker, Chatham, Dorman and Folino and Ms. Widener. All of the members meet the independence and financial literacy requirements of the NYSE and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NYSE rules. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board of Directors. A copy of the charter can be found under "Investors-Corporate Governance-Highlights" on the Company's website at www.corelogic.com.

The Audit Committee reviews the Company's accounting policies and financial reporting and disclosure practices, system of internal controls, internal audit process and the process for monitoring compliance with laws, regulations and corporate policies. The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed them with management, although the Audit Committee members are not auditors or certifiers of the Company's financial statements.

The Audit Committee has discussed with PwC, the Company's independent registered public accounting firm, the matters required to be discussed by applicable auditing standards. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee, and has discussed with PwC its independence.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and be filed with the U.S. Securities and Exchange Commission.

Audit Committee
David F. Walker (Chairman) J. David Chatham John C. Dorman Paul F. Folino Mary Lee Widener

Principal Accounting Fees and Services

The aggregate fees billed for each of the last two fiscal years for professional services rendered by PwC, our principal independent registered public accounting firm, in the four categories of service set forth in the table below are as follows:

Aggregate fees billed in year	2015	2014

Audit Fees	2,977,369	$2,867,599

Audit-Related Fees (1)	596,000	75,470

Tax Fees (2)	48,305	42,107

All Other Fees (3)	5,638	6,200

Total Fees	$3,627,312	2,991,376

  (1)
  These fees were incurred primarily for services provided for Regulation AB audits during 2015 and 2014, financial due diligence procedures related to acquisitions and estimated SOC-1 fees during 2015.

  (2)
  These fees were incurred for tax advice, compliance and planning, transfer pricing, including tax basis studies and tax advice, and planning in connection with the acquisition and disposition of certain businesses.

  (3)
  These fees were incurred primarily for services related to XBRL tagging of foreign financial reports.

Policy on Audit Committee Pre-Approval of Audit and Nonaudit Services of Independent Auditor

The Audit Committee's policy is to pre-approve all engagements of our independent registered public accounting firm for audit and nonaudit services. The Audit Committee's pre-approval policy identifies specific services and assigns pre-approved spending thresholds for each group of nonaudit services. This policy works in conjunction with our independent registered public accounting firm's annual audit services fee schedule, which is also approved by the Audit Committee. Any services not pre-approved or not covered by the policy or the audit services fee schedule are submitted to the Audit Committee's chairman, as the Audit Committee's designee, for review and approval and are subsequently ratified by the Audit Committee as appropriate.

All services provided by PwC during the fiscal years ended December 31, 2015 and 2014 were pre-approved by the Audit Committee or its designee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the ownership of our common stock as of March 1, 2016 by the persons or groups of stockholders who are known to us to be the beneficial owners of 5% or more of our shares of common stock. The information regarding beneficial owners of 5% or more of our shares of common stock is based solely on public filings made by such owners with the SEC.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

T. Rowe Price Associates, Inc. (1)	9,873,586	11.2%

The Vanguard Group (2)	6,089,206	6.9%

BlackRock, Inc. (3)	5,966,547	6.8%

The Bank of New York Mellon Corporation (4)	4,635,418	5.3%

(1)
According to a Schedule 13G/A filed February 10, 2016, as of December 31, 2015, these securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as a registered investment adviser with power to direct investments and/or sole power to vote the securities and by T. Rowe Price Mid-Cap Growth Fund, Inc., an investment company. The Schedule 13G/A reports that Price Associates has sole voting power with respect to 3,013,445 shares and sole dispositive power with respect to 9,873,586 shares. The Schedule 13G/A also reports that T. Rowe Price Mid-Cap Growth Fund, Inc. beneficially owns and has sole voting power with respect to 5,000,000 shares representing 5.7% of our outstanding shares of common stock as of March 1, 2016. The address of the principal business office of the reporting entities is 100 East Pratt Street, Baltimore, Maryland 21202.

(2)
According to a Schedule 13G/A filed February 10, 2016, as of December 31, 2015, these securities are owned by The Vanguard Group and two wholly-owned subsidiaries, Vanguard Fiduciary Trust Company ("VFTC") and Vanguard Investments Australia, Ltd. ("VIA"), as investment managers of collective trust accounts and Australian investment offerings, respectively. The Schedule 13G/A reports that VFTC is the beneficial owner of 58,934 shares and VIA is the beneficial owner of 10,600 shares. The Vanguard Group is a registered investment adviser and has sole voting power with respect to 64,434 shares, sole dispositive power with respect to 6,025,172 shares, shared dispositive power with respect to 64,034 shares and shared voting power with respect to 5,100 shares. The address of the principal business office of the reporting entity is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)
According to a Schedule 13G/A filed January 26, 2016, as of December 31, 2015, BlackRock, Inc. is a parent holding company with sole voting power with respect to 5,645,531 shares and sole dispositive power with respect to 5,966,547 shares, reporting on behalf of certain related subsidiaries. The address of the principal business office of the reporting entity is 40 East 52nd Street, New York, New York 10055.

(4)
According to a Schedule 13G filed January 26, 2016, as of December 31, 2015, The Bank of New York Mellon Corporation ("BONY") is a parent holding company with sole voting power with respect to 4,329,071 shares, sole dispositive power with respect to 4,443,772 shares, shared dispositive power with respect to 78,610 shares and shared voting power with respect to 1,175 shares, reporting on behalf of certain related subsidiaries. The address of the principal business office of the reporting entity is 225 Liberty Street, New York, New York 10286.

Security Ownership of Management

The following table sets forth the total number of shares of our common stock beneficially owned and the percentage of the shares so owned as of March 1, 2016 by:

  •
  each director;

  •
  each executive officer named in the "Summary Compensation Table" (each, a "NEO"); and

  •
  all directors and current executive officers as a group.

Unless otherwise indicated in the notes following the table, the persons listed in the table below are the beneficial owners of the listed shares with sole voting and investment power (or, where applicable, shared power with such individual's spouse and subject to community property laws) over the shares listed. Shares vesting or subject to rights exercisable within 60 days after March 1, 2016 are treated as outstanding in determining the amount and percentage beneficially owned by a person or entity.

Stockholders	Number of shares of Common Stock	Percent if greater than 1%

Directors

J. David Chatham	36,683	—

Douglas C. Curling	36,773	—

John C. Dorman	26,773	—

Paul F. Folino	10,712	—

Anand Nallathambi	1,150,932	1.3%

Thomas C. O'Brien	17,918	—

Jaynie Miller Studenmund	24,671	—

David F. Walker	34,355	—

Mary Lee Widener	10,454	—

NEOs who are not directors

Frank D. Martell	379,189	—

Barry M. Sando	343,637	—

Stergios Theologides	134,207	—

All directors and current executive officers as a group (12 persons)	2,206,303	2.5%

The shares set forth in the table above include shares that the following directors and NEOs, as well as directors and current executive officers as a group, have the right to acquire within 60 days of March 1, 2016 in the amounts set forth below:

Stockholders	Number of shares of Common Stock	Percent if greater than 1%

J. David Chatham	3,402	—

Douglas C. Curling	3,402	—

John C. Dorman	3,402	—

Paul F. Folino	3,402	—

Anand Nallathambi	742,302	—

Thomas C. O'Brien	3,402	—

Jaynie Miller Studenmund	3,402	—

David F. Walker	3,402	—

Mary Lee Widener	3,402	—

Frank D. Martell	243,315	—

Barry M. Sando	199,238	—

Stergios Theologides	109,627	—

All directors and current executive officers as a group (12 persons)	1,321,698	1.5%

Securities Authorized for Issuance under Equity Compensation Plans

We currently maintain two equity compensation plans: the CoreLogic, Inc. Amended and Restated 2011 Performance Incentive Plan ("2011 Plan") and the 2012 Employee Stock Purchase Plan ("2012 ESPP"). The 2006 Incentive Compensation Plan (the "2006 Plan") was terminated and replaced by the 2011 Plan. We currently have outstanding options under the 2006 Plan and the 2011 Plan. Each of the 2011 Plan, the 2012 ESPP and the 2006 Plan was approved by our stockholders.

The following table sets forth, for each of our equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights)(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(1)(4) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(1) (c)

Equity compensation plans approved by stockholders	3,819,476 (2)(3)	$20.79 (3)	12,298,481 (4)

Equity compensation plans not approved by stockholders	163,189 (5)	$22.38	N/A

Total	3,982,665	$20.95	12,298,481

(1)
On June 1, 2010 in connection with spinning off the businesses now known as First American Financial Corporation, all outstanding stock options and unvested RSUs granted to our employees prior to the Separation were adjusted in a manner designed to preserve the intrinsic value of the outstanding stock options and unvested RSUs.

(2)
Of these shares, 937,306 were subject to options then outstanding under the 2011 Plan, 2,312,073 (which currently count as 5,854,590 under the 2011 Plan (3.3 shares for each share issued in respect of awards granted prior to July 29, 2014 and 2 shares for each share issued in respect of awards granted thereafter)) were subject to stock unit awards then outstanding under the 2011 Plan, 569,390 were subject to options then outstanding under the 2006 Plan and 707 were subject to stock unit awards then outstanding under the 2006 Plan. Of the 2,312,780 shares subject to stock unit awards under the plans as described above, 775,778 shares are subject to performance-based awards assuming that the maximum level of performance with respect to such awards is achieved. Note that the actual number of shares to be issued with respect to these performance-based awards will vary depending on the applicable level of performance achieved, with such number ranging from zero to the maximum level indicated above. This amount does not include those shares that were subject to options then outstanding under the First Advantage 2003 Incentive Compensation Plan, which were assumed by us in connection with our acquisition of FADV in November 2009. As of December 31, 2015, these assumed options covered 154,325 shares of our common stock and had a weighted-average exercise price per share 25.44. Our authority to grant new awards under the 2006 Plan terminated on May 19, 2011.

(3)
This weighted-average exercise price does not reflect the shares that will be issued upon the payment of outstanding restricted stock units and is calculated solely with respect to outstanding unexercised stock options.

(4)
Represents 10,787,183 shares available for future issuance under the 2011 Plan, and 1,511,298 shares available for future issuance under the 2012 ESPP. Shares available under the 2011 Plan may be used for any type of award authorized in that plan (subject to certain limitations of the plan) including stock options, stock appreciation rights, stock units, restricted stock, performance-based awards, stock bonuses and other awards payable in shares of Company common stock.

(5)
Consists of an inducement award of stock options issued outside of our existing plans. These stock options were granted to Frank McMahon, the former chief executive officer of the information solutions group, pursuant to the terms of his employment agreement and are fully vested. The stock options have a remaining maximum contractual term of less than six months.

CORPORATE GOVERNANCE AND BOARD MATTERS

Committees of the Board of Directors

There are currently four standing committees of the Board: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Acquisition and Strategic Planning Committee. In addition to the four standing committees, the Board may approve, and has from time to time approved, the creation of special committees or subcommittees to act on behalf of the Board.

During 2015, each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee was determined by the Board to be independent, as defined in the corporate governance rules of the NYSE for listed companies and in accordance with the categorical standards of independence included in our Corporate Governance Guidelines as discussed below. The Board further determined that each member of the Audit Committee and the Compensation Committee met the additional independence standards applicable to those committees. Please see the section entitled "Independence of Directors" below for more information.

Audit Committee

We have a standing Audit Committee of the Board of Directors. The current members of the Audit Committee are Messrs. Walker (Chairman), Chatham, Dorman, Folino and Ms. Widener.

Our Board has determined that each of Messrs. Walker and Dorman is an "audit committee financial expert" within the meaning of the SEC's rules and regulations and that each member of our Audit Committee is "independent" under applicable SEC rules and the listing standards of the NYSE and is "financially literate" under the listing standards of the NYSE.

The functions performed by the Audit Committee include, but are not limited to:

  •
  overseeing the integrity of our financial reporting processes in consultation with the independent auditor, management and our internal audit function;

  •
  reviewing internal auditing procedures and results;

  •
  selecting our independent registered public accounting firm;

  •
  engaging with our compliance and risk management executives to review the state of enterprise risk management and compliance programs with a view to understanding the steps management has taken to monitor and control our major risk exposures;

  •
  reviewing with internal counsel the state of litigation, claims and regulatory matters and overseeing our compliance with legal and regulatory matters;

  •
  discussing with management, internal audit and external advisors the state of internal controls and our practices with respect to financial disclosure;

  •
  directing and supervising investigations into matters within the scope of its duties; and

  •
  reviewing with the independent registered public accounting firm the plan and results of its audit and determining the nature of other services to be performed by, and fees to be paid to, such firm.

During 2015, our Audit Committee met six times. The Audit Committee's charter is posted on the Investors section of our web site under Corporate Governance — Highlights at www.corelogic.com.

The Audit Committee has established procedures to receive, retain and address complaints regarding accounting, internal accounting controls or auditing matters, and for the submission by our employees or third parties of concerns regarding questionable accounting or auditing matters or other ethics and compliance-related matters. Our 24-hour, toll-free hotline is available for the submission of such concerns or complaints at 1-888-632-5395 or concerns or complaints may also be reported online at https://corelogic.alertline.com. To the extent required by applicable law, individuals wishing to remain anonymous or to otherwise express their concerns or complaints confidentially are permitted to do so.

Compensation Committee

The current members of the Compensation Committee are Messrs. Chatham (Chairman), Folino, O'Brien and Ms. Studenmund.

In making its independence determination for each member of the Compensation Committee as described above, our Board considered whether the director has a relationship with us that is material to the director's ability to be independent from management in connection with the duties of a compensation committee member. In addition, our Board has determined that each of Messrs. Chatham, Folino, O'Brien and Ms. Studenmund is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code (the "Code").

The functions of the Compensation Committee include, but are not limited to:

  •
  establishing and reviewing our compensation philosophy;

  •
  reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, including annual performance objectives, and evaluating our chief executive officer in light of those objectives;

  •
  establishing our compensation policies and procedures with respect to our executive officers, including bonus awards, monitoring our incentive and equity compensation plans and making recommendations to the Board regarding director compensation;

  •
  monitoring compliance with the rules and guidelines of our Company's equity-based plans;

  •
  reviewing and monitoring our employee retirement and benefit plans; and

  •
  reviewing the Compensation Discussion and Analysis contained in our proxy statement and preparing the Compensation Committee Report for inclusion in our proxy statement.

During 2015, the Compensation Committee met nine times. The Compensation Committee's charter is posted on the Investors section of our website under Corporate Governance — Highlights at www.corelogic.com.

The Compensation Committee has the authority to delegate responsibilities to a subcommittee of one or more members of the Compensation Committee, who must regularly report on their activities to the Compensation Committee as a whole. In March 2015, the Board created a talent development subcommittee of the Compensation Committee to aid the Compensation Committee in fulfilling its responsibility for oversight of development and succession planning for key executives. Ms. Studenmund is the sole committee member. From January through June of 2015, the Compensation Committee retained Steven Hall & Partners ("Steven Hall") as its independent compensation consultant to advise on the compensation of our executive officers and directors. From July through December of 2015, Pay Governance LLC ("Pay Governance") was retained as the Compensation Committee's independent compensation consultant. The Compensation Committee also seeks input from our Chief Executive Officer, Chief Operating and Financial Officer, Senior Vice President, Human Resources and General Counsel when making decisions regarding compensation matters. During 2015, Steven Hall attended four Compensation Committee meetings and Pay Governance attended three Compensation Committee meetings.

During 2015, Steven Hall provided:

  •
  advice on the selection of a peer group of companies for executive compensation comparison purposes;

  •
  guidance on industry best practices and emerging trends and developments in executive officer compensation;

  •
  a review of director compensation;

  •
  analysis of survey data; and

  •
  advice on determining the total compensation of each of our executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts and (3) the structure and target amount of long-term incentive awards.

During 2015, Pay Governance provided:

  •
  review and advice on the Company's peer group for 2016 compensation for executive compensation comparison purposes;

  •
  review of director compensation for 2016;

  •
  analysis of survey data; and

  •
  advice on determining 2016 total compensation of each of our executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts and (3) the structure and target amount of long-term incentive awards.

Neither Steven Hall nor Pay Governance performed any services for us and the Compensation Committee does not believe that the services performed by either Steven Hall or Pay Governance raised any conflict of interest. The Compensation Committee regularly evaluates the services provided by its independent compensation consultant.

In addition, the Company has engaged Mercer LLC ("Mercer") to provide certain compensation-related services on behalf of the Company and management. In 2015, Mercer assisted us with the selection of a peer group of companies, advised on industry best practices and emerging trends in executive compensation, prepared pay survey data, made recommendations on the structuring of compensation programs and advised on our public disclosures regarding executive compensation. In connection with its engagement, Mercer did not attend any meetings of the Compensation Committee in 2015. Mercer performed no services for the Compensation Committee.

Additional information concerning the executive compensation policies and objectives established by the Compensation Committee, the Compensation Committee's processes and procedures for consideration and determination of executive compensation, and the role of executive officers and our and the Compensation Committee's compensation consultants in determining executive compensation is included in the "Compensation Discussion and Analysis" section below. Additional information concerning the Compensation Committee's processes and procedures and consideration and determination of non-employee director compensation is included in the section entitled "2015 Director Compensation Table" below.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. O'Brien (Chairman), Chatham, Curling and Folino.

The Nominating and Corporate Governance Committee is responsible for, among other items:

  •
  identifying individuals qualified to become directors of our Company;

  •
  recommending to the Board candidates for election at annual meetings by the stockholders and candidates to fill vacancies and newly-created directorships;

  •
  overseeing the evaluation of the Board; and

  •
  developing, recommending to the Board and periodically reviewing the corporate governance principles and policies applicable to our Company.

The Nominating and Corporate Governance Committee held three meetings during 2015. The Nominating and Corporate Governance Committee's charter is posted on the Investors section of our web site under Corporate Governance — Highlights at www.corelogic.com.

The Nominating and Corporate Governance Committee has adopted procedures by which certain of our stockholders may recommend director nominees to the Board. In particular, the Nominating and Corporate Governance Committee has established a policy whereby it will accept and consider, in its discretion, director recommendations from any stockholder holding in excess of 5% of our outstanding common stock. Such recommendations must include the name and credentials of the recommended nominee and should be submitted to our Secretary at our address included in this proxy statement. The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders for election to our Board in the same manner and using the same criteria as used for any other director candidate (as described below). If the Nominating and Corporate Governance Committee determines that a stockholder-recommended candidate is suitable for membership on our Board, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board or in connection with the next annual meeting of stockholders.

While the Nominating and Corporate Governance Committee has no specific minimum qualifications in evaluating a director candidate, it takes into account all factors it considers appropriate in identifying and evaluating candidates for membership on our Board, including some or all of the following: strength of character, an inquiring and independent mind, practical wisdom, mature judgment, career specialization, relevant industry experience, relevant technical skills, reputation in the community, diversity and the extent to which the candidate would fill a present need on the Board. The Nominating and Corporate Governance Committee makes recommendations to the full Board as to whether or not incumbent directors should stand for re-election. However, if we are legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee may adjust its evaluation process for the designated candidates to reflect our contractual obligations with respect to their nomination. The Nominating and Corporate Governance Committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates and may engage a search firm to assist in identifying potential candidates for nomination.

We do not have a formal policy for the consideration of diversity in identifying nominees for director. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board and, as indicated above, considers diversity as a factor when identifying and evaluating candidates for membership on our Board. The Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards of directors (both public and private), political and social perspectives as well as race, gender and national origin. Utilizing these factors, and the factors described above, the Nominating and Corporate Governance Committee makes recommendations, as it deems appropriate, regarding the composition and size of the Board. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.

Acquisition and Strategic Planning Committee

The current members of the Acquisition and Strategic Planning Committee are Messrs. Dorman (Chairman), Curling, Folino, Nallathambi and Walker. The Acquisition and Strategic Planning Committee has the authority to (i) oversee and approve certain investment, merger, acquisition and divestiture transactions proposed by our management which are below a certain size and which do not involve our equity and (ii) provide counsel to management's development of longer-term business and product strategies. The Acquisition and Strategic Planning Committee held one meeting during 2015. In March 2015, the Board created an insurance strategy subcommittee focused on overseeing our strategic plans in the insurance vertical. Mr. Curling is the sole member of this subcommittee and provides reports to the Acquisition and Strategic Planning Committee.

Independence of Directors

Pursuant to the corporate governance rules of the NYSE for listed companies, a majority of the Board must be independent. A director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). To assist in its determination of director independence, the Board has adopted categorical director independence standards, which are contained in our Corporate Governance Guidelines. The Corporate Governance Guidelines are available to stockholders on the Investors section of our web site under Corporate Governance — Highlights at www.corelogic.com.

In accordance with the NYSE rules and our categorical director independence standards, the Board has affirmatively determined that each of Messrs. Chatham, Curling, Dorman, Folino, O'Brien and Walker, and Mses. Studenmund and Widener is "independent" as that term is defined in the corporate governance rules of the NYSE for listed companies. Mr. Nallathambi is considered an inside director because he is employed by us as a senior executive.

Board Leadership Structure; Meetings of Independent Directors

The offices of Chief Executive Officer and Chairman are separate. Mr. Folino has served as Chairman of our Board since July 2014. Our Board believes that the separation of the offices of Chairman and Chief Executive Officer continues to be appropriate as it allows our Chief Executive Officer to focus primarily on his management responsibilities and the Chairman to oversee and manage the Board and its functions. Having an independent Chairman promotes the independence of our Board and provides appropriate oversight of management and ensures free and open discussion and communication among the non-management members of our Board. In 2015, the non-management directors met five times in executive session without management present. The Chairman chairs and coordinates the agenda for these executive sessions of the non-management directors.

Our Corporate Governance Guidelines provide that the Board shall annually elect a lead director by a majority vote of the independent directors unless the Chairperson of the Board is an independent director, in which case the Chairperson of the Board will perform the functions of a lead director and no lead director shall be elected. Mr. Folino, an independent director, is the Chairman and, as a result, we do not currently have a lead director.

Risk Oversight

To maximize long-term stockholder value, the Board's responsibilities in overseeing our businesses include oversight of our key risks and management's processes and controls to regulate them appropriately. Our management, in turn, is responsible for the day-to-day management of risk and implementation of appropriate risk management controls and procedures.

Although risk oversight permeates many elements of the work of the full Board and the committees, the Audit Committee has the most direct and systematic responsibility for overseeing risk management. The Audit Committee charter provides for a variety of regular and recurring responsibilities relating to risk, including:

  •
  having responsibility for the internal audit function, with that function reporting directly to the Audit Committee;

  •
  receiving reports from management and the internal audit function regarding the adequacy and effectiveness of various internal controls;

  •
  reviewing periodically with counsel legal and regulatory matters that could have a significant impact on us and could indicate emerging areas of risk;

  •
  overseeing our compliance program with respect to legal and regulatory requirements and risks, including receiving regular reports from our Chief Compliance Officer; and

  •
  discussing with management our guidelines and policies with respect to risk assessment and risk management, including our major risk exposures and the steps management has taken to monitor and control such exposures.

In performing these functions, the Audit Committee regularly receives reports from management (including the Chief Executive Officer, the Chief Operating and Financial Officer, the Controller, the General Counsel and the Chief Compliance Officer) and internal auditors regarding our enterprise risk management program, compliance program, information security and business continuity programs, extraordinary claims and losses, and significant litigation.

Separately, the Compensation Committee oversees our compensation policies and practices and has assessed whether our compensation policies encourage excessive risk taking. The Compensation Committee has concluded that these policies and practices are not reasonably likely to have a material adverse effect on us. In arriving at that conclusion, the Compensation Committee considered, among other factors, the metrics used to determine variable compensation; the portion of variable compensation paid in equity, which is either time-vested or tied to the achievement of long-term Company objectives; the amount of compensation paid as sales commissions and the number of people to whom such compensation is paid; and controls, such as pricing limits, a recoupment policy and financial reconciliation processes for sales crediting, quality checks that we employ and the approval process for certain compensation-related activities.

Board Meetings and Attendance

Our Board held seven meetings during 2015. Each director attended 75% or more of the total number of meetings of the Board and meetings of the committees (if any) on which the director served during his or her respective tenure on the Board. From time to time, our Board also acts by unanimous written consent as permitted by our Bylaws and the Delaware General Corporation Law.

Code of Ethics

The Board has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of this code of ethics is posted on the Investors section of our web site under Corporate Governance — Highlights at www.corelogic.com. The Board also has adopted a broader code of ethics and conduct, applying to all employees, officers and directors, which also has been posted under "Investors — Corporate Governance — Highlights" on the web site at the address stated above. If we waive or amend any provisions of these codes of ethics that apply to our directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer, or controller and persons performing similar functions, we will disclose such waivers or amendments on our web site, at the address and location specified above, to the extent required by applicable SEC and NYSE Rules.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines which have been posted on the Investors section of our web site under Corporate Governance — Highlights at www.corelogic.com. In addition to stating the standards that the Board applies in determining whether or not its members are independent, these guidelines state the qualifications and responsibilities of our directors and describe fundamental aspects of our Board and certain of its committees.

Director Overboarding Policy

Our Corporate Governance Guidelines provide that our directors may not serve on more than five public company boards (including our Board), and our Audit Committee members may not serve on more than three audit committees (including our Audit Committee) without prior Board approval. In each case, in determining whether to grant such approval, the Board will consider the director's ability to devote sufficient time to the activities of the Board and/or Audit Committee and the director's qualifications and contribution or potential contribution to the Board and/or Audit Committee. All of our directors are in compliance with the overboarding policy.

Board and Committee Evaluations

To increase their effectiveness, the Board and each of its committees perform an annual self-evaluation under the direction of the Nominating and Corporate Governance Committee. The evaluation addresses attendance, preparedness, participation, candor and other valid measures of performance selected by the Board.

Director Attendance at Annual Meetings

We encourage our directors to attend the annual meetings of our stockholders, either in person or telephonically. Eight of our nine directors nominated for election in 2016 attended the 2015 annual meeting.

Communicating with Directors

Stockholders and other interested parties may communicate directly with members of the Board, including the Chairman of the Board or any of the other non-management or non-executive directors of our Company (individually or as a group), by writing to such director(s) at:

    CoreLogic, Inc.
    c/o General Counsel and Secretary
    40 Pacifica, Suite 900
    Irvine, CA 92618

Our Secretary reviews and promptly forwards communications to the directors as appropriate. Communications involving substantive accounting or auditing matters are forwarded to the Chair of the Audit Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product- or service-related inquires; junk mail or mass mailings; resumes or other job-related inquires; and spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications. Directors receiving communications will respond as such directors deem appropriate, including the possibility of referring the matter to management of our Company, to the full Board or to an appropriate committee of the Board.

Transactions with Management and Others

The Board has adopted a written policy regarding transactions with related persons that requires the approval or ratification by the Board or the Nominating and Corporate Governance Committee of any transaction exceeding $120,000 in which we are a participant and any related person has a direct or indirect material interest. A related person includes a director, nominee for election as a director, executive officer, person controlling over 5% of our common stock and the immediate family members of each of these individuals. Once a transaction has been determined to require approval, the transaction will be reviewed and approved by either the Board or the Nominating and Corporate Governance Committee. The Board or the Nominating and Corporate Governance Committee will review and consider the terms, business purpose and benefits of the transaction to us and the related person.

If a related party transaction is not pre-approved, then it must be brought to the Board or the Nominating and Corporate Governance Committee for ratification as promptly as possible. No member of the Board or the Nominating and Corporate Governance Committee may participate in the review or approval of a related party transaction in which he or she has a direct or indirect interest, unless the Chairman of the Board or the chairperson of the Nominating and Corporate Governance Committee requests such individual to participate.

The following types of transactions do not require pre-approval:

  •
  compensatory arrangements for service as an officer or director of ours, provided such compensation is approved by the Compensation Committee;

  •
  transactions between us and our affiliates (other than directors and officers);

  •
  transactions involving a related person with only an indirect interest resulting solely from ownership of less than 10% of, or being a director of, the entity entering into a transaction with us;

  •
  ordinary course transactions involving annual payments of $100,000 or less; or

  •
  transactions involving indebtedness between us and a beneficial owner of more than 5% of our common stock or an immediate family member of such beneficial owner, provided that the beneficial owner or family member is not an executive officer, director or director nominee of ours or an immediate family member thereof.

We have entered into the transactions discussed below, which have been approved or ratified in accordance with our related party transactions policy.

BlackRock, Inc. beneficially owns greater than 5% of our common stock and is therefore a related party. During 2015, BlackRock, Inc. or its affiliates purchased approximately $427,000 of data, analytics and other Company products. These transactions occurred pursuant to contracts entered into on an arm's-length basis and were ratified by the Nominating and Corporate Governance Committee in accordance with our related party transactions policy.

EXECUTIVE OFFICERS

The following provides information regarding our current executive officers. Our officers are appointed annually by the Board.

Name and Position	Business Experience	Board and Council Service	Age

Anand Nallathambi President and Chief Executive Officer	Biography is set forth under the heading Proposal 1 - Election of Directors above.		54

Frank D. Martell Chief Operating and Financial Officer	CoreLogic, Inc.

•

Chief Operating and Financial Officer (2014-present)

•

Chief Financial Officer (2011-2014)

Western Institutional Review Board

A leading provider of review, approval and oversight for clinical research studies involving human subjects

•

President and Chief Executive Officer
(2010-2011)

Advantage Sales and Marketing

A retail merchandising and marketing services company

•

Chief Financial Officer (2009-2010)

Information Services Group, Inc.

A technology insight, market intelligence and advisory services company

•

Executive Vice President and Chief Financial Officer, responsible for global financial management, investor and rating agency relations and information technology operations (2007-2009)

ACNielsen Corporation

A global measurement and data company for consumer goods and media

•

Leadership positions including vice president and treasurer, chief financial officer, chief operating officer and president of Asia Pacific & Emerging Markets, executive vice president, marketing information group, and chief operating officer of ACNielsen and president Europe, Middle East & Africa (1996-2006)

		Private Board Service • BV Investment Partners L.P., a leading, middle-market private equity buyout firm • Bank of the West, a regional financial services company Prior Board Service • Western Institutional Review Board (2010-2011)	56

Name and Position as of December 31, 2015	Business Experience	Board and Council Service	Age

Barry M. Sando Senior Executive Vice President, Group Executive — Risk Management and Workflow	CoreLogic, Inc. • Senior Executive Vice President, Group Executive Risk Management and Workflow (2014-present) • Group Executive and Executive Vice President, mortgage origination services, default services and business and information services segments (2010-2014) FAC • President, information and outsourcing solutions business segment (1997-2010) • Flood zone certification subsidiary – President (1997) – Executive Vice President (1995-1997) • Tax service subsidiary (1991-1995)		56

Stergios Theologides Senior Vice President, General Counsel and Secretary	CoreLogic, Inc.

•

Senior Vice President, General Counsel and Secretary (2010-present)

FAC

•

Senior Vice President and General Counsel, Information Solutions Group (2009-2010)

Morgan Stanley

•

Executive Vice President and General Counsel, U.S. Residential Mortgage businesses, overseeing legal, compliance, operational risk, fraud prevention, quality assurance and consumer and community affairs for Morgan Stanley's mortgage origination and servicing platforms (2007-2009)

New Century Financial Corporation

•

Executive Vice President and General Counsel, overseeing legal, compliance, privacy, security, consumer relations and government affairs (1998-2007); New Century filed for bankruptcy protection in 2007 and was ultimately liquidated

O'Melveny & Myers LLP

•

Corporate and securities practice (1992-1996)

		Prior Council and Industry Association Service • Federal Reserve Board's Consumer Advisory Council	49

COMPENSATION DISCUSSION & ANALYSIS

Our Compensation Discussion and Analysis ("CD&A") describes the Compensation Committee's (for purposes of the CD&A, the "Committee's") compensation philosophy, objectives, policies and decisions for our four executive officers listed below (our "NEOs"). This discussion and analysis of the compensation program for our NEOs should be read in conjunction with the tables and text contained elsewhere in this proxy statement that describe the compensation awarded to, earned by or paid to the NEOs in 2015.

Named Executive Officer	Position as of December 31, 2015

Anand Nallathambi	President and Chief Executive Officer

Frank D. Martell	Chief Operating and Financial Officer

Barry M. Sando	Senior Executive Vice President, Group Executive, Risk Management and Workflow

Stergios Theologides	Senior Vice President, General Counsel and Secretary

Executive Summary — Business Highlights

2015 was a year of significant transformation for CoreLogic. Key achievements included:

  •
  the launch of the Valuation Solutions Group (VSG), aimed at providing unique insights into the valuation of residential properties for underwriting, risk management and opportunity generation;

  •
  completion of several key acquisitions in line with our strategic transformation plan which strengthen our property intelligence segment by expanding data-enabled solutions;

  •
  initiation of a three-year productivity and cost management program which is expected to reduce expenses, on an annual run-rate basis, by approximately $60 million by the end of 2017;

  •
  enhancement of operating segmentation and reporting in support of our continued scaling; and

  •
  completion of our multi-year data center migration to a private dedicated cloud computing environment hosted by Dell.

In June 2015, we celebrated our five-year anniversary as a stand-alone public company. For the period since our launch, through December 31, 2015, we delivered 80% in total stockholder return (TSR). Management focused on three strategic areas in 2015: growth and innovation, operational excellence and higher organizational and leadership effectiveness. As a result of the significant effort in these areas, we exceeded our financial targets and produced record results in revenue, adjusted EBITDA, adjusted EPS and free cash flow. TSR in 2015 was more than 7% while the S&P 500 and Russell 2000 both finished at -1% and -5%, respectively.

Financial Accomplishments

Metric	2015 Change Over 2014	Value (000s)	% of Target

Revenue	9%	$1,528	102%

Adjusted EBITDA	17%	$423	107%

Free Cash Flow	3%	$256	144%

Adjusted EPS	43%	$1.90	131%

Please see our Form 8-K and related press release filed on February 24, 2016, for a detailed reconciliation of adjusted EBITDA, adjusted EPS and free cash flow to the most directly comparable GAAP financial measures.

For 2015, achievements in the three focal areas included:

Objective	Strategic Accomplishments

Growth and Innovation

•

Grew revenue 9% (10% before foreign exchange adjustments)

•

Both segments delivered margins at or above 30% despite significant investment in our productivity and cost initiatives

•

Launched Valuation Solutions Group with acquisitions of LandSafe Appraisal Services and the remaining 49.9% of Rels LLC which resulted in our 100% ownership

•

Launched CoreLogic Innovation Labs to create the next generation of solutions to drive future growth

•

Introduced innovative mobile app which delivers regular features of our applied analytics to our principal constituents

•

Expanded data assets and construction replacement cost solutions with acquisition of Australia-based Cordell Information

Operational Excellence

•

Completed SG&A benchmarking, developed roadmap to achieve top quartile performance and reorganized for effectiveness and efficiency

•

Completed our data center migration (DCM); launched significant program to enhance disaster recovery and information security capabilities

Enable High Performance Culture

•

Deepened employee understanding of our vision, mission and values globally, strengthening "One CoreLogic"

•

Advanced real estate consolidation program; closed 15 offices and identified core hub locations

•

Strengthened employee development, with an emphasis on building management excellence

•

Reduced voluntary attrition despite tightening labor markets

Pay Philosophy

Our compensation philosophy is based on pay for performance. We believe that our executive compensation programs have provided effective incentives for strong results by appropriately aligning pay and performance. Other aspects of our philosophy include to:

  •
  Attract, motivate and retain highly-qualified executive officers critical to our long-term success;

  •
  Align the interests of our executive officers with the interests of our stockholders;

  •
  Reward executive officers for achieving pre-defined stretch goals and objectives, including objectives that may not yield current-period financial results but are expected to position us for enhanced results in future periods;

  •
  Encourage strategic long-term development and investment in the business;

  •
  Motivate and reward appropriate but not excessive risk-taking to grow the business; and

  •
  Support pay practices with strong corporate governance and independent board oversight.

Say-on-Pay Vote History and Stockholder Engagement

Our Board and management are committed to maintaining sound and effective compensation and governance programs, with policies and programs designed to build value for the Company's stockholders and promote the vitality of the Company. At our 2015 Annual Meeting of Stockholders, 99% of the votes cast were in favor of the advisory vote to approve our executive compensation. Buttressed by this support in favor of our existing executive compensation practices, the Compensation Committee continues to refine our programs to maintain alignment with stockholders and their views on compensation.

In late 2015 and early 2016 as part of our stockholder engagement strategy, we conducted outreach to our top stockholders. As part of our engagement strategy we have ongoing discussions with our largest investors and often solicit their feedback on a variety of corporate governance topics, including executive compensation practices. In addition to soliciting feedback from our stockholders, the Compensation Committee routinely assesses our compensation programs and seeks to maximize alignment between stockholder return and executive compensation while incentivizing and retaining a successful management team.

HIGHLIGHTS OF EXECUTIVE COMPENSATION PRACTICES

What We Do		What We Don't Do

✓	Review total compensation relative to market median of our compensation peer group	✗	Incentivize participants to take excessive risks

✓	Tie annual incentive awards to achievement of multiple targeted stretch financial and operating goals	✗	Award discretionary bonuses to our executive officers

✓	Tie 50% of long-term compensation to achievement of stretch EPS targets and total stockholder return (TSR) relative to our peers	✗	Allow margining, derivative, or speculative transactions, such as hedges, pledges, and margin accounts, by executive officers

✓	Maintain robust stock ownership guidelines	✗	Provide excessive perquisites

✓	Maintain a clawback policy to recapture unearned incentive payments	✗	Provide excise tax gross-ups upon termination with a change in control or for other awards

✓	Use an independent compensation consultant retained directly by the Compensation Committee, in its sole discretion, who performs no consulting or other services for the Company's management	✗	Allow for repricing of stock options without stockholder approval

✓	Employ a double-trigger for accelerated vesting upon termination of employment following a change in control	✗	Pay "single-trigger" change-of-control cash payments or have "single-trigger" equity acceleration

✓	Assess annually potential risks relating to the Company's compensation policies and practices

Pay Program Design and Practices

Our executive officer compensation program is structured to be competitive and to focus our executive officers on delivering short-and long-term results that drive stockholder value. As described in the table below, our program emphasizes at-risk pay and pay for performance. Our program has been designed to balance appropriate incentives for annual and long-term performance objectives, so that executive officers are focused on annual operating excellence as well as stockholder value creation over the long term.

The following table lists each major component of our executive compensation program and the compensation program objectives that it is designed to achieve.

	Attract, Motivate & Retain Highly Qualified Executives with Competitive Pay	Align Executives' Interests with Stockholders'	Encourage Strategic Long-Term Investment in the Business

Base Salary / Merit Increases	x

Annual Incentive Compensation Plan	x	x

Long-Term Incentives	x	x	x

The following table describes our pay program including the rationale for each aspect of it.

	ELEMENT	DESCRIPTION	RATIONALE

	REWARDS STRATEGY	• Position target total pay near market median depending on individual experience and performance • Subject approximately 75% of target pay opportunity to operating results and share price performance	• Provides market-competitive mix of base salary, cash incentives and equity incentives • Aligns compensation to results for our stockholders

	PEER GROUP	• Compare pay to a group of representative and relevant industry- aligned peers	• Ensures competitiveness with market pay levels and practices

	BASE SALARY	• Competitive fixed compensation • Limited increases since 2011 • CEO has had no base salary increase since 2011

•

Provides core amount of fixed pay to attract, motivate and retain highly-qualified executives

•

Limited increases for the past four years; generally provided for role expansion with increases emphasizing variable pay opportunity

	ANNUAL INCENTIVE PROGRAM (INCENTIVE COMPENSATION PLAN OR ICP)	• Variable award paid in cash based on performance against annually established targets for revenue, EBITDA, cash-flow and strategic goals	• Motivates and rewards executives for achievement of key financial results and strategic accomplishments that drive stockholder value

LONG-TERM INCENTIVES	Performance-Based Restricted Stock Units (PBRSUs)	• 50% of total grant value for executive officers • Shares are earned based on 3 years of EPS performance, modified based on our TSR relative to our peers	• Focuses executives on achievement of operating results over the long term • EPS growth historically has been highly aligned with our share price

	Restricted Stock Units (RSUs)	• 50% of 2015 total grant value • Grants vest ratably over three years	• Enhances retention of key talent • Payout value fluctuates based on stock price performance, aligning with stockholder value creation

	RETIREMENT PROGRAMS	• 401(k) program for all employees ("401(k) Plan") • Legacy supplemental executive retirement plan frozen in 2010 with no new entrants allowed	• Aligns with market-prevalent retirement programs • Focuses executives on accumulating savings

	PERQUISITES	• Limited benefits available	• Focuses executives on rewards from value-creating activities

2015 Pay Program and Decisions

Our 2015 compensation outcomes for our executive officers, as described in the table below, demonstrates our commitment to aligning pay and performance across the compensation spectrum.

Pay Element	Overview	2015 Outcomes

Base Salary	• Limited increases since 2011, generally provided when role expands	• Provided targeted pay increases for Messrs. Sando and Theologides reflecting expanded responsibilities and market adjustments after years of no increases

Incentive Compensation Plan (ICP)

•

75% of ICP earned based on financial results to target, equally weighted between revenue, adjusted EBITDA, and free cash flow

•

25% of ICP based on assessment of performance on individual and team strategic objectives

•

No bonus paid for results below 80% of target; maximum award capped at 200% of target award for 120% of target performance

•

Exceeded goals for all metrics, including performance well above target levels for free cash flow

•

Strategic objective results varied by individual, with three of our four executive officers receiving ICP payouts in line with the Company's financial performance, and with the Senior Executive Vice President, Group Executive, RMW receiving a reduced award due to achievement of below-target results in some lines of business which he managed

•

CEO bonus funding was 148% of target, reflecting strong financial and strategic performance during a year of market headwinds

Long-Term Incentive (LTI) Plan

•

Pays for sustained performance

•

Most heavily weighted element of executive compensation program

•

50% of annual award is granted in the form of performance-based restricted stock units (PBRSUs) with adjusted EPS and relative TSR measures

•

3-year performance period for each annual PBRSU grant

•

Time-vested RSUs provide stockholder alignment and retention value

•

Results were below the targeted EPS levels for the 2013 - 2015 PBRSU cycle; less than 50% of targeted awards were earned

•

Strong 2015 EPS performance allows for above targeted shares to be banked for the 2014 and 2015 grant cycles.

•

Below top quartile peer group TSR results reduced the number of shares banked below maximum for the 2015-2017 cycle

Our history of annual bonus payouts reflects adherence to our pay for performance philosophy. For example, in 2013 average executive officer ICP payouts were just under target (see table below) despite achieving a record high stock price during the year. Likewise in 2014, the average executive officer ICP payout was again below target as a result of mixed levels of performance. For 2015, operational performance was strong across all three metrics and the ICP paid out above target.

 Average NEO ICP Payout as a % of Target
3 Year Overview

The demonstration of our pay-for-performance philosophy can be seen in the relationship between our CEO cash and equity pay (as reported in the Summary Compensation Table below) and our stock price performance over the past three years, where $100 invested on January 1, 2013 would be worth nearly $125 on December 31, 2015, with two of the three years showing strong one-year TSR. Over the same time frame of strong organization performance, CEO pay has increased only slightly. Pay amounts do not include change in pension value or "All Other Compensation" in the 2015 Summary Compensation Table below.

CEO Compensation-TSR Alignment

COMPENSATION PROGRAM IN DETAIL

Pay Levels and Benchmarking

The Committee determines overall compensation levels based on numerous factors, including Company and individual performance, scope of responsibilities, experience and expertise, comparisons with other executives within the Company, institutional knowledge, and difficulty in recruiting a replacement executive officer.

In order to establish competitive compensation practices, the Committee relies primarily upon data compiled from public filings of selected companies ("peer group") that it considers an appropriate comparison for these purposes. Criteria for peer group selection include firms that operate in data, information and analytics and are competitors for talent. The 2015 peer group is presented in the table below. In addition, the Committee considers nationally-recognized survey data published by consulting firms such as Willis Towers Watson, Mercer and Equilar, and compensation survey data that is scoped to a comparable revenue size for the Company, and uses both general industry and high-technology segment survey data.

CoreLogic 2015 Peer Group
				Comparator Group Rationale
Company	Revenue	Market Value	EBITDA Margin	Comparable Revenue Size	Comparable Market Value	Data Analytics	Talent Competitor
	($MM)	($MM)	(%)

Fidelity National Financial	$8,026	$9,574	13%			X

First American Financial	$4,694	$3,636	9%			X	X

DST Systems	$2,749	$3,583	16%	X	X		X

Broadridge Financial Solutions	$2,694	$5,995	20%	X			X

Equifax	$2,436	$9,752	32%	X			X

IHS	$2,231	$8,348	22%	X		X

Gartner	$2,021	$7,413	17%	X		X	X

Verisk Analytics	$1,747	$10,563	41%	X		X	X

Dun & Bradstreet	$1,682	$4,344	31%	X		X	X

Henry (Jack) & Associates	$1,256	$5,240	34%	X			X

ACXIOM	$1,020	$1,429	21%	X	X	X	X

Neustar	$964	$1,526	38%	X	X	X

Ciber	$864	$278	3%	X

Fair Isaac	$839	$2,631	23%	X	X	X	X

CSG Systems	$751	$861	17%	X

Sapient (1)	—	—	—	—	—	—	—

75th Percentile	$2,565	$7,881	32%		—	—	—

50th Percentile	$1,747	$4,344	21%	—	—	—	—

25th Percentile	$992	$2,078	16%	—	—	—	—

CoreLogic	$1,528	$2,835	19%	—	—	—	—

Notes:
(1) Sapient was acquired by Publicis on February 5, 2015
(2) Data above reflects end of the most recent fiscal year (2015)

After considering the peer group and general market compensation levels, the Committee determines each individual executive officer's target total compensation opportunity. An executive officer's target total direct compensation opportunity consists of base salary, target annual bonus under the ICP and the grant date fair value of long-term equity incentive awards. While the Committee considers market pay data, it does not believe that compensation opportunities for each individual executive officer should be structured to align exactly to market median. Accordingly, total compensation for specific individuals varies based on Company and individual performance, scope of responsibilities, experience and expertise, comparisons with other executive officers within the Company, institutional knowledge, and difficulty in recruiting a replacement executive officer. In 2015, the aggregate target total compensation for our executive officers was generally around the peer group median.

Pay Mix

Our compensation structure focuses our executive officers on total Company performance and is heavily weighted on performance-based incentive pay. The Committee believes that the emphasis on performance-based pay and in particular on long-term performance, together with our stock ownership guidelines and retention requirements, reduces motivation for taking excessive risks to enhance short-term gain. By following this balanced approach, the Committee endeavors to provide our executive officers with a measure of security regarding the minimum level of compensation to be received through base salaries, while motivating them to focus on the business metrics that we believe will produce a high level of performance for the Company with corresponding increases in stockholder value. The Committee also seeks to provide an incentive for performance while simultaneously reducing the risk of loss of top talent to competitors.

The target pay mix for our Chief Executive Officer and the average target pay mix for the other three NEOs in 2015 is set forth in the following graphs. For the CEO, 85% of target total compensation consists of annual and long-term incentives, with 52% earned based on achievement of targeted performance goals that drive stockholder value.

For the other three NEOs in 2015, 75% of target total compensation consists of annual and long-term incentives, with 50% tied to achievement of targeted performance goals.

Base Salary

The Committee reviews base salaries annually and adjusts them, if appropriate, to recognize performance, changes to roles and responsibilities, and comparison of base salary relative to those of similar individuals in peer group companies or the broader market. The Committee generally targets base salaries at or slightly above market median of our peer group, although individual experience and circumstances are always considered.

Other than for new hires and significant mid-year changes to an executive officer's roles and responsibilities, the Committee generally reviews executive officer base salaries in the first quarter each year. In an effort to increase the weighting of variable, performance-based pay in the compensation mix, the Committee has limited base salary increases for executive officers, with the exception of promotions or expansions of roles and responsibilities. The Committee has maintained this practice on salary increases even in years of outstanding company performance. Mr. Nallathambi's base salary has not increased since 2011.

Following its annual market assessment, the Committee elected to increase base salaries for the following two executive officers in 2015:

  •
  Mr. Sando, in recognition of his promotion to senior executive vice president; and

  •
  Mr. Theologides, in order to recognize his contributions to the Company and his expanded role in government affairs, and to position his salary more competitively versus market.

Following its annual market assessment, the Committee determined to keep salaries for executive officers at current levels for 2016. The base salaries of the executive officers for 2014, 2015 and 2016 are set forth in the table below:

Named Executive Officer	2014	2015	2016

Anand Nallathambi	$800,000	$800,000	$800,000
Frank D. Martell	$650,000	$650,000	$650,000
Barry M. Sando (1)	$500,000	$550,000	$550,000
Stergios Theologides (1)	$350,000	$425,000	$425,000

(1)
Messrs. Sando and Theologides received base salary increases effective February 24, 2015 in connection with role expansions.

Annual Bonus (ICP)

The Incentive Compensation Plan (ICP) is a critical component of the Company's compensation program, rewarding executive officers for financial and operating performance. When considered in combination with other compensation components, the ICP is designed to provide a balanced emphasis on profitability, growth initiatives, operational efficiency and prudent risk taking.

The ICP rewards performance against predetermined financial goals and strategic objectives as illustrated below. As part of our business planning process, management evaluates a range of value drivers based on anticipated market demand including estimated mortgage origination volumes, prior year performance, business strategy goals and risk factors in order to identify key performance goals for the upcoming year. The Committee then evaluates these goals in light of stockholder expectations and establishes final ICP performance goals including payout range, and individual strategic objectives. To support achievement of these goals, the Committee establishes competitive target bonus opportunities for achievement of targeted performance levels.

			ICP Target Bonus
Name	Title	Base Salary ($000s)	% of Salary	($000s)

Anand Nallathambi	President and Chief Executive Officer	$800	125%	$1,000
Frank D. Martell	Chief Operating and Financial Officer	$650	125%	$ 813
Barry M. Sando	Senior Executive Vice President, Group Executive, Risk Management and Workflow	$550	100%	$ 550
Stergios Theologides	Senior Vice President, General Counsel and Secretary	$425	80%	$ 340

For 2015, the Committee established the following three performance measures for the ICP:

  •
  revenue,

  •
  adjusted EBITDA, and

  •
  free cash flow (which is defined for purposes of the ICP and our financial results as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets).

For ICP purposes, adjusted EBITDA is determined without regard to (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any transformation, reorganization and restructuring programs, (e) extraordinary, unusual and/or nonrecurring items of gain or loss, (f) foreign exchange gains and losses, (g) amortization of acquired intangibles, (h) non-cash stock compensation, and (i) the effects of a stock dividend, stock split or reverse stock split.

The Committee selected these measures in order to provide a balanced focus on performance across several key metrics aligned with growth, profitability and cash management. In addition, the Committee believes achievement of these measures drives stockholder value. No award was payable unless our 2015 adjusted net income exceeded the performance threshold of $50 million, for purposes of preserving deductibility under Section 162(m) of the Internal Revenue Code, as amended ("Code"). For 2016, the performance threshold was increased to $55 million.

Please see our Form 8-K and related press release filed on February 24, 2016 for a detailed reconciliation of adjusted EBITDA, free cash flow and adjusted net income to the most directly comparable GAAP financial measures.

For 2015, the ICP award was weighted 75% on Company financial performance goals and 25% on strategic objectives as defined across three categories for each executive officer: (1) growth and innovation, (2) operational excellence, and (3) enabling a high performance culture. The Committee determined that these were the appropriate strategic objectives to align with achievement of our short-term goals and long-term strategy.

For an ICP award to be paid out with respect to each financial performance goal, the Company must achieve at least 80% of targeted performance for the particular measure ("threshold"). At threshold, 34% of the target award is funded. If the actual performance measure achieves target, 100% of the target award is funded. Maximum payout of 200% of the target award occurs if 120% of target performance level is achieved. No bonus is earned with respect to a performance measure where actual performance is less than the threshold amount. For performance levels greater than threshold but less than maximum, the bonus award is determined by linear interpolation. The sum of the funded amounts for revenue, adjusted EBITDA, and free cash flow represented 75% of the ICP award in 2015, with the strategic objectives for each executive officer representing the remaining 25%. Notwithstanding the actual ICP funding results, the Committee retains the discretion to decrease the actual payment for an ICP participant. The 2015 ICP performance and funding curve is illustrated in the following graph.

2015 ICP performance Targets and Leverage Curve

2015 executive officer strategic objectives are measurable accomplishments which accelerate achievement of the Company's long-term strategy and are not otherwise measurable through annual financial performance metrics. Success indicators included top- and bottom-line growth at business levels, operational milestones, and business and program innovation. The Company must achieve the threshold level of adjusted EBITDA as a condition for funding awards for achievement of strategic objectives, so that the portion of each executive officer's bonus tied to strategic objectives is also subject to the Company's financial performance. Awards can range from a minimum of no payment to a maximum of 200% of target payment. The CEO provides input to the Committee on individual achievements towards strategic objectives for the other executive officers and the Committee assesses the achievement level of the CEO. Based on these assessments, the Committee applies its judgment in determining final awards.

The following chart describes the steps in setting goals, measuring results and determining awards under the 2015 ICP.

For 2015, the Committee established performance goals that included growth in revenue ($1.5 billion versus $1.4 billion in 2014, a 7% increase) and adjusted EBITDA ($395 million versus $360 million in 2014, a 10% increase) despite expected flat to lower mortgage market volumes compared to 2014 levels. For free cash flow, the Committee considered strategic investments of the Company planned for 2015 related to our innovation initiatives. Accordingly, the Committee concluded it was prudent to establish a lower target for free cash flow in 2015 ($178 million) compared to $248 million actual results in 2014. 2014 actual results included several non-recurring favorable items totaling approximately $75 million related to lower cash income tax due to tax planning initiatives and timing of payments, and higher than expected dividends from our investments in affiliates. The Committee concluded the 2015 target of $178 million reflected a stretch goal given the competing investment priorities and anticipated business environment.

The Company delivered record levels of operating results in 2015, benefiting from strong market share gains in our RMW segment, organic growth in property information and analytics, and margin expansion due to revenue gains and our cost management initiatives. Revenue and adjusted EBITDA achievement above target levels and superior free cash flow exceeding target by over 40% yielded Company performance goal payouts of approximately 148% of target for executive officers. The weighting, targets and actual performance for financial measures are summarized in the table below.

Financial Performance Metric	Weight	Target ($000)	Actual 2015 Results ($000)	Percentage Achieved	Funding Percentage

2015 Revenue	34%	$1,500	$1,528	101.9%	109.4%
2015 Adjusted EBITDA	33%	$395	$423	107%	134.9%
2015 Free Cash Flow	33%	$178	$250	140.4%	200.0%

Total	100%				147.7%

In 2015, the Committee evaluated each executive officer's performance against his pre-defined strategic objectives. The Committee elected to cap funding at financial levels for 2015, so that no executive officer was able to earn a payout for achievement of the strategic objectives in excess of 147.7%. For each of the CEO, Chief Operating and Financial Officer, and General Counsel, the Committee determined that each of these executive officers achieved his strategic objectives at a level that either equaled or exceeded the level of financial results achieved, and determined to set each executive officer's bonus funding for achievement of the strategic objectives at 147.7%. For the Group Executive, the Committee determined that key objectives were not achieved for some of the businesses which he managed, and that he did not achieve his strategic objectives at the same level of financial results achieved. As a result of the Group Executive's lower level of achievement of his strategic objectives, the Group Executive's actual incentive bonus was a lower percentage of his target bonus than the other executive officers. The table below summarizes the target and actual incentive bonus awards for each executive officer.

	Financial	Strategic Goals (25%)		Total
Name	Goals (75%)	Funding	Actual	ICP
	($000)	($000)	($000)	Award

Anand Nallathambi	$1,108	$369	$369	$1,477
Frank D. Martell	$900	$300	$300	$1,200
Barry M. Sando	$609	$203	$121	$730
Stergios Theologides	$377	$125	$125	$502

Long-Term Incentives (LTI)

Our long-term incentive compensation program incentivizes and rewards achievement of long-term financial objectives and stockholder value creation through awards of Performance Based Restricted Stock Units (PBRSUs) and Restricted Stock Units (RSUs). The Committee believes that using performance-vesting and time-vesting equity vehicles appropriately balances rewards for long-term performance with retention and the alignment of the interests of our executive officers with those of our stockholders. When considered in combination with our other compensation components and our stock ownership guidelines and retention requirements, our long-term incentives are designed to ensure dual emphasis on profitable growth and appropriate risk-taking.

Long-term incentives represent the largest component of total executive officer compensation. In 2015, we granted 50% of total LTI value in PBRSUs, which require achievement of adjusted EPS goals over a three-year period.

In 2015, the Committee decided to cease using stock options as a component of LTI. The Committee determined that stock options are decreasing in prevalence among peer group companies, and that a combination of PBRSUs and RSUs focuses executive officers on achievement of long-term performance goals, provides stockholder alignment while also providing more attraction and retention value than options for top executive talent. As a result, the remaining 50% of total LTI value for 2015 was granted in the form of time-vested RSUs.

In determining the amounts of the equity compensation awarded to each executive officer, the Committee considered a variety of factors including individual performance, competencies, skills, prior experiences, scope of responsibility and accountability within the organization, the target long-term incentive opportunities awarded by peer group companies to similarly-situated executive officers and our desired mix of fixed- vs. performance-based pay.

The following chart summarizes our LTI components for 2015:

LTI VEHICLE	WEIGHT	OVERVIEW

PBRSUs	50%	•Provides long-term focus and alignment with stockholders
•3-year measurement period using adjusted EPS growth goals
•Annual measurement against 1-year targets and banking of earned shares and cumulative measurement against 3-year targets, in each case subject to meeting 3-year vesting requirement
		•TSR modifier applied to banked shares before vesting at end of performance period, increasing or decreasing final payout based on actual total stockholder return

RSUs	50%	•Intended to encourage executive officer retention and alignment with stockholders •Vest in 3 equal installments over 3 years

Performance-Based Restricted Stock Units (PBRSU)

PBRSUs are earned based on adjusted EPS achieved relative to target, which is determined over a three-year period. Three annual grants of PBRSU awards, those granted in 2013, 2014 and 2015, were eligible for earning and banking based on 2015 performance. Please see our Form 8-K and related press release filed on February 24, 2016, for a detailed reconciliation of adjusted EPS to the most directly comparable GAAP financial measure.

For the 2015 PBRSU awards, 50% of the award is earned for results at 80% of target EPS (threshold) and 200% of the award is earned for results at 120% of target EPS (maximum). The final number of PBRSUs earned is then subject to modification based on our relative total stockholder return compared to our 2015 peer group, as detailed in the following table. Participants have the opportunity to earn the better of each one-year performance outcome during the three-year performance period or the cumulative three-year performance attainment. In 2015, the Committee placed greater emphasis on longer-term outcomes by increasing the weighting of the third year (2017) performance to 20% from 10% and reducing the weighting of 2016 performance to 50% from 60%. No shares are fully earned until vesting at the end of Year 3.

The TSR modifier highlights the alignment of stockholder interests and executive officer incentives through the long-term incentive program. Even with exceptional EPS performance, the TSR must be positioned in the top quartile of peers in order to receive the maximum payout. The Company achieved strong operating results in 2015, as evidenced by EPS greater than maximum defined performance levels. However, the Company's TSR was not in the top quartile of the peer group despite such strong operating outcomes. As a result, the PBRSUs earned for 2015 performance will be reduced to 150% of target, as illustrated below.

2015-2017 Performance Period	% of Award Subject to Crediting in 2015	Adj EPS Target	Adj EPS Results	% of Adj EPS Target Achieved	Adj EPS Performance Level	% of Award Subject to Crediting for Adj EPS Results	Adjusted for TSR Modifier

	30%	$1.45	$1.90	131%	200%	60%	45%

The rigor of CoreLogic's PBRSU program is also evident in the results of the 2013 and 2014 PBRSU grants. The 2014 PBRSU grant covers the performance period of 2014 through 2016. Results, including the portions subject to crediting of the 2014 PBRSU grant based on performance in 2014 and 2015, are presented below. For the 2014 PBRSU award, 50% of the award is earned for results at 88% of target EPS (threshold) and 200% of the award is earned for results at 115% of target EPS (maximum). The final number of PBRSUs earned is then subject to modification based on our relative total stockholder return compared to our 2014 peer group. Participants have the opportunity to earn the better of each one-year performance outcome during the three-year performance period or the cumulative three-year performance attainment.

2014-2016 Performance Period	Performance Year	% of Award Subject to Crediting	Adj EPS Target	Adj EPS Results	% of Adj EPS Target Achieved	Adj EPS Performance Level	% of Award Subject to Crediting for Adj EPS Results	Adjusted for TSR Modifier

	2014	30%	$1.65	$1.33	81%	0%	0%	0%

	2015	60%	$1.81	$1.90	105%	133%	79.9%	n/a

The 2013 PBRSU grant covers the performance period of 2013 through 2015. For the 2013 PBRSU award, 50% of the award is earned for results at 88% of target EPS (threshold) and 200% of the award is earned for results at 115% of target EPS (maximum). The final number of PBRSUs earned is then subject to modification based on our relative total stockholder return compared to our 2013 peer group. Participants have the opportunity to earn the better of each one-year performance outcome during the three-year performance period or the cumulative three-year performance attainment. Based on adjusted EPS performance in 2013 and 2015, some of the shares were eligible for vesting. However, no shares vested due to below- threshold EPS performance in 2014. For this three-year performance period, just under 50% of the target number of shares vested.

2013-2015 Performance Period	% of Award Subject to Crediting	Adjusted EPS Target	Adj EPS Results	% of Adj EPS Target Achieved	% of Award Subject to Crediting for Adj EPS Results	Adjusted for TSR Modifier	Vesting %

2013	30%	$1.75	$1.87	106.9%	43.7%	n/a	43.74%

2014	60%	$1.93	$1.33	68.9%	0%	0%	0%

2015	10%	$2.12	$1.90	89.6%	5.76%	n/a	5.76%

Total of 3 1 Year Achievements							49.4%

Cumulative 3 Year Achievement	100%	$5.80	$5.10	87.9%	0%	0%

The total of the three individual year achievements will be paid out based on the plan construct. Executive officers will receive 49.4% of targeted shares from the 2013 PBRSU awards because the actual results for the three-year performance period were below the targeted level. We believe this is further evidence of our pay-for-performance compensation approach.

	2013 PBRSU Grant
Name	Target	Earned

Anand Nallathambi	66,473	32,837
Frank D. Martell	21,194	10,469
Barry M. Sando	14,450	7,138
Stergios Theologides	10,115	4,996

In addition, the 2010 PBRSUs had a 5-year performance period in which awards vested from 0% to 100% of target depending on adjusted EBITDA per share results for each of the five calendar years in the performance period. In 2012 and 2013 the Company achieved the per share adjusted EBITDA goals such that 50% of the award vested and paid. The goals were not achieved in 2014 and in 2015 and the remaining PBRSUs were forfeited.

	2010 PBRSU Grant
Name	Target	Forfeited

Anand Nallathambi	75,959	37,980
Barry M. Sando	35,314	17,658
Stergios Theologides	11,993	5,997

Restricted Stock Units

Fifty percent of the February 2015 award grant date target value was in the form of RSUs. For 162(m) purposes, the RSU awards were subject to the achievement of $50 million in adjusted net income for 2015, which was achieved. RSUs vest in three equal installments on the first, second, and third anniversaries of the grant date. These awards encourage executive retention (as the vesting condition is continuous employment by the executive officer following the grant date) and align the interests of executive officers with those of stockholders (as the value increases or decreases in conjunction with our stock price).

2015 LTI Awards

The target value of 2015 long-term incentive awards were made at approximately the market median value for our executive officers. This positioning enables us to be competitive in overall compensation, while allowing for additional value to be earned if performance is strong. Details of the 2015 grant awards are presented in the table below (with amounts rounded to the nearest hundred).

	2015 Grants
Named Executive Officer	RSUs	PBRSUs(1)

Anand Nallathambi	$1,850,000	$1,850,000
Frank D. Martell	$812,500	$812,500
Barry M. Sando	$550,000	$550,000
Stergios Theologides	$318,800	$318,800

(1)
PBRSU amount shown at target performance level. Based on 2015 performance, the portion of the PBRSUs tied to 2015 performance will be eligible to vest contingent upon continued employment through December 31, 2017.

Timing of Equity Grants

After Committee approval, we generally issue annual equity awards to executive officers on the second day on which the NYSE is open for trading following the filing of our Annual Report on Form 10-K. Pricing (that is, the number of shares or units issued for each dollar denominated RSU award) is determined as of that date. The price of our common stock used for these purposes is the last sale price reported for a share of our common stock on the NYSE on that date. With respect to grants to new hires, employees other than executive officers and certain awards to executive officers, the methodology is the same, except that awards are generally issued on the 20th day (or the next succeeding business day if the market is closed on the 20th day) of the third month of the calendar quarter that follows the date on which the Committee approved the awards.

Retirement and Employee Benefit Plans

Executive officers are entitled to the same benefits generally available to all full-time employees (subject to fulfilling any minimum service requirement) including the 401(k) Plan, health care, life insurance and other welfare benefit programs. In designing these benefits, we seek to provide an overall level of benefits that is competitive with those offered by similar companies in the markets in which we operate. We believe that these employee benefits provide a valuable recruiting and retention mechanism for our executive officers and enable us to compete more successfully for qualified executive talent.

Executive Supplemental Benefit Plan and the Pension Restoration Plan

Two of our executive officers — Messrs. Nallathambi and Sando — became participants in our Executive Supplemental Benefit Plan (the "Executive Supplemental Benefit Plan") prior to its closure to new participants in 2010. On November 18, 2010, we amended the Executive Supplemental Benefit Plan to freeze benefits effective as of December 31, 2010. As a result, compensation earned after 2010 is not taken into account in determining covered compensation and final average compensation; service after 2010 is not recognized, except for vesting purposes. Mr. Sando is also a participant in the Pension Restoration Plan, which is limited to individuals who became participants before 1995. Explanation of these plans can be found in the Pension Benefits table below.

Deferred Compensation Plan

The Deferred Compensation Plan is a non-qualified retirement plan that allows eligible participants to defer up to 80% of their salary and annual incentive bonus. Participation is limited to executive officers and certain other key employees. In 2010, we amended the Deferred Compensation Plan to provide additional Company contributions in the form of 401(k) restoration contributions and discretionary retirement savings contributions to a limited number of executive officers who were not eligible to participate in the Executive Supplemental Benefit Plan. Mr. Theologides received discretionary contributions in the amount of $85,000 in 2015.

Other Benefits

We also maintain an executive life insurance program for executive officers and other key employees. This program provides the participant with up to two times their annualized base salary (up to a maximum of $1 million) in group universal life insurance.

Further details regarding perquisites are found in the 2015 Summary Compensation Table and accompanying footnotes.

Role of the Committee and the Chief Executive Officer

The Committee is composed solely of independent members of our Board. The Committee reviews and approves executive officer base salaries, annual incentive bonus programs, long-term incentive compensation and other incentive and executive benefit plans. The Committee, in consultation with its independent compensation consultant, analyzes the reasonableness of executive officer compensation, in part by reviewing compensation data from comparable companies and from relevant other industry sources.

Decisions regarding compensation of the Chief Executive Officer are made solely by the Committee based on its deliberations with input from its independent compensation consultant. Decisions regarding other executive officers are made by the Committee after considering recommendations from the Chief Executive Officer as appropriate, as well as input from the Committee's independent compensation consultant. Our Chief Executive Officer, and, as appropriate, General Counsel, Chief Operating and Financial Officer and SVP, Human Resources, may attend the portion of the Committee's meetings where individual executive officer performance is discussed. Only Committee members may vote on executive officer compensation decisions.

The Committee meets in executive session with its independent compensation consultant at most meetings.

Role of Independent Compensation Consultant

The Committee retained Steven Hall and Partners as its independent compensation consultant to advise on the executive officer compensation for 2015. In the second quarter of 2015, the Committee conducted a request for proposal and ultimately selected Pay Governance to be its independent compensation consultant for 2016. The independent compensation consultant generally advises the Committee on the appropriateness of our compensation philosophy, peer group selection and general executive compensation program design. During 2015, as part of its engagement with the Committee, the independent compensation consultant:

  •
  advised on the selection of a peer group of companies for executive officer compensation comparison purposes;

  •
  provided guidance on industry best practices and emerging trends and developments in executive officer compensation;

  •
  analyzed survey data; and

  •
  advised on determining the total compensation of each of our executive officers and the material elements of total compensation, including (1) annual base salaries, (2) target cash bonus amounts, and (3) the structure and target amount of long-term incentive awards.

The Committee retained its independent compensation consultants directly, although in carrying out assignments, the independent compensation consultants also interacted with Company management to the extent necessary and appropriate. The independent compensation consultants performed no services for the Company, and the Committee does not believe the independent compensation consultants' work has raised any conflict of interest. The Committee has the sole authority to select, retain, and terminate the independent compensation consultants.

Consideration of Prior Amounts Realized

Our philosophy is to incentivize and reward executive officers for future performance. While the Committee regularly reviews executive officer equity grants and vesting, it does not consider prior stock compensation gains (option gains or restricted stock awarded in prior years) in setting future compensation levels.

Adjustment or Recovery of Awards (Clawbacks)

In 2012, the Committee formally adopted new compensation policies and provisions to further improve alignment with best practices. We adopted recoupment provisions which allow us to recover performance-based compensation to the extent that it is later determined that applicable performance goals were not actually achieved due to financial restatement or ethical misconduct. We also added claw-backs in termination agreements for all executive officers. This policy applies to all performance-based incentive plans including but not limited to the annual incentive cash bonus and performance-based equity awards described above.

Anti-Hedging and Pledging Policy

The Company maintains a policy that prohibits executive officer transactions in put options, call options or other derivative securities, on an exchange or in any other organized market as well as holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Executive Stock Ownership Guidelines and Retention Requirements

We require our executive officers to own a fixed amount of Company stock. The guidelines are based on a multiple of base salary as outlined below:

Position	Ownership Guidelines

Chief Executive Officer	6x base salary

Chief Operating and Financial Officer	3x base salary (this was increased for 2016 to 4x)

Senior EVP, Group Executive	3x base salary

Other Executive Officers	1x base salary

Other Key Officers	1x base salary

Covered officers have five years from their date of hire or promotion to the covered position to reach the ownership requirement. All Company securities owned outright or earned and subject only to time-based vesting restrictions count toward the requirement; stock options do not count toward the ownership requirement. Furthermore, we have adopted a share retention requirement which provides that all covered executives must hold at least 50% of net (after tax) shares until the stock ownership guidelines described above are achieved.

 Minimum Share Ownership Requirement
(As multiple of base salary)

Employment Agreements and Severance Arrangements

Each executive officer is party to an employment agreement with the Company. The Committee believes that offering employment agreements to key executive officers is consistent with peer practices and serves as an effective retention tool. Each agreement is individually negotiated and terms may vary. For additional information regarding the terms of the employment agreements, including severance arrangements that we have entered into with our executive officers, see "Employment Agreements" below.

Change in Control Agreements

All equity awards are granted under the 2011 Performance Incentive Plan, as amended (the "2011 Plan"). The 2011 Plan does not include an automatic "single trigger" change in control vesting provision. Instead, the "double trigger" provides for a change in control provision where automatic accelerated vesting of an award in connection with a change in control will only occur if an acquirer or successor to us fails to assume or continue the awards or the awards otherwise do not survive the transaction. Additionally, award agreements include "double-trigger" severance protections, and provide for accelerated vesting of awards that remain outstanding following a change in control transaction in the event of a termination without cause following a change in control.

The Deferred Compensation Plan generally provides for accelerated vesting of awards or benefits, as the case may be, in the event of a change in control of the Company. In addition, the Executive Supplemental Benefit Plan provides that when a participant incurs an involuntary separation from service without good cause subsequent to a change in control, payment of benefits will commence in the same manner and in the same amount as if the participant had attained his or her normal retirement age on the date of termination.

In addition to the plan and award agreement provisions described above, we have entered into a change in control agreement (a "Change in Control Agreement") with each of our executive officers. Under the Change in Control Agreement, a "change in control" means any one of the following:

  •
  a merger or consolidation of the Company in which our stockholders end up owning less than 50% of the voting securities of the surviving entity;

  •
  the sale, transfer or other disposition of all or substantially all of our assets or the complete liquidation or dissolution of the Company;

  •
  a change in the composition of our Board of Directors over a two-year period as a result of which fewer than a majority of the directors are incumbent directors, as defined in the agreement; or

  •
  the acquisition or accumulation by any person or group, subject to certain limited exceptions, of at least 30% of our voting securities.

In addition, if the termination of the executive officer's employment occurs without cause or if the executive officer terminates his employment for good reason within the twenty-four month period following a change in control, we will pay the following benefits in one lump sum in the month following the month in which the date of the termination occurs:

  •
  the executive officer's base salary through and including the date of termination and any accrued but unpaid annual incentive bonus;

  •
  between two and three times the executive officer's target annual cash bonus amount established for the fiscal year in which the termination occurs; and

  •
  between two and three times the executive officer's annual base salary in effect immediately prior to the date of termination.

Furthermore, under the Change in Control Agreement, for a period ranging from twenty-four to thirty-six months and subject to the executive officer's continued payment of the same percentage of the applicable premiums as the executive officer was paying immediately prior to the date of termination or, if more favorable to the executive officer, at the time at which the change in control occurred, we will provide medical and dental coverage pursuant to COBRA for the executive officer (and if applicable, the executive officer's dependents). To the extent that the executive officer cannot participate in the plans previously available, we will provide such benefits on the same after-tax basis as if they had been available. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

The Change in Control Agreement provides that if any excise tax imposed by Section 4999 of the Code (or any similar tax), applies to the payments, benefits or other amounts payable under the agreement or otherwise, including without limitation, any acceleration of the vesting of outstanding stock options, restricted stock or performance shares (collectively, the "Total Payments"), then the Total Payments will be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) will be $1.00 less than the amount which would cause the Total Payments to be subject to the excise tax; provided that such reduction to the Total Payments will be made only if the after-tax benefit to the executive officer is greater after giving effect to such reduction than if no such reduction had been made. This type of provision is often referred to as a "modified cut-back," and is included because the Change in Control Agreement does not provide for any type of "gross up" or similar benefit.

The Change in Control Agreement had an initial term through December 31, 2011 and is automatically extended for additional one-year periods unless either party notifies the other not later than the preceding January 1 that it does not wish to extend the term for an additional year. All agreements with current executive officers have since been extended through December 31, 2016. For a description of the calculations and further explanation of the payments due to the executive officers upon termination of employment and/or a change in control, see Potential Payments upon Termination or Change in Control tables below.

Impact of Tax and Accounting

As a general matter, the Committee takes into account the various tax and accounting implications of the compensation vehicles we employ. When determining amounts of long-term incentive grants to executive officers and employees, the Committee examines the accounting cost associated with the grants. Under accounting guidance, grants of stock options, RSUs and PBRSUs result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For RSUs, the cost is generally equal to the fair value of the stock on the date of grant times the number of shares granted. This expense is amortized over the requisite service period. With respect to stock options, we calculate the fair value of the option and take that value into account as an expense over the vesting period, after adjusting for possible forfeitures. For PBRSUs, we calculate the fair value of the award upon grant, and adjust the value to be expensed on a quarterly basis over the performance period based on expected award payouts, after adjusting for possible forfeitures.

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to each of the chief executive officer and certain of the other most highly compensated executive officers. Exceptions are made for qualified performance-based compensation, among other things. RSUs, PBRSUs and performance units granted to executive officers have been structured in a manner intended to qualify under this exception for performance-based compensation. As such, RSUs and ICP awards are earned contingent upon our achievement of adjusted net income for 2015 of $50 million or more, which performance target was achieved. PBRSUs are earned contingent upon our achievement of the adjusted EPS levels and relative TSR results described above. Other compensation may be subject to the $1 million deduction limit.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing CD&A with management. Based on its review and discussions, the Compensation Committee has recommended to the Board that the CD&A be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company's proxy statement for its 2016 annual meeting of stockholders.

Members of the Compensation Committee
J. David Chatham, Chair Paul F. Folino Thomas C. O'Brien Jaynie Miller Studenmund

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Chatham (Chair), Folino, O'Brien and Ms. Studenmund served on the Compensation Committee during 2015. No person who served as a member of the Compensation Committee during 2015 was or is an officer or employee of the Company. No executive officer of the Company serves or served as a director or member of the compensation committee of another company who employed or employs any member of the Company's Compensation Committee or the Board.

EXECUTIVE COMPENSATION TABLES

2015 Summary Compensation Table

The following table sets forth certain information concerning compensation of each named executive officer during the fiscal years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

		(1)		(2)	(3)	(4)	(5)	(6)
		($)	($)	($)	($)	($)	($)	($)

Anand Nallathambi	2015	$800,000	—	$3,699,990	—	$1,477,400	—	$89,197	$6,066,587

President and Chief	2014	$800,000	—	$2,959,969	$827,452	$985,075	$1,049,258	$43,288	$6,665,042

Executive Officer	2013	$800,000	—	$2,414,959	$1,208,495	$953,650	—	$61,661	$5,438,765

Frank D. Martell	2015	$650,000	—	$1,624,975	—	$1,200,400	—	$74,139	$3,549,514

Chief Operating and	2014	$600,000	—	$879,959	$245,990	$800,380	—	$31,330	$2,557,659

Financial Officer	2013	$550,000	—	$769,962	$385,315	$655,630	—	$42,785	$2,403,692

Barry M. Sando	2015	$540,192	—	$1,099,963	—	$730,000		$63,949	$2,434,104

Senior Executive Vice	2014	$500,000	—	$799,969	$223,635	$492,540	$1,349,113	$31,571	$3,396,828

President, Group Executive, Risk Management and Workflow	2013	$500,000	—	$524,969	$262,711	$476,830	—	$38,963	$1,803,473

Stergios Theologides	2015	$410,288	—	$637,439	—	$502,400	—	$125,511	$1,675,638

Senior Vice	2014	$350,000	—	$419,966	$117,406	$295,830	—	$85,204	$1,268,406

President, General Counsel & Secretary	2013	$350,000	—	$367,478	$183,901	$265,720	—	$91,461	$1,258,560

(1)
Amounts include any amounts electively deferred by the named executive officer under the Company's Deferred Compensation Plan. Effective February 24, 2015, Mr. Sando's salary increased from $500,000 to $550,000 and Mr. Theologides' salary increased from $350,000 to $425,000. Mr. Martell's base salary increased to $650,000 in June 2014.

(2)
For 2015, reflects the aggregate grant date fair value of stock awards, consisting of RSUs and PBRSUs, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. We valued the RSUs as of the grant date by multiplying the closing price of our common stock on that date by the number of RSUs awarded. We valued the PBRSUs as of the grant date by multiplying the closing price of our common stock on that date by the target number of PBRSUs that will vest upon achievement of the target performance. The RSUs were granted and vest contingent upon the satisfaction of certain performance criteria through December 31, 2015, which criteria were satisfied, and thereafter vest based on continued employment through December 31, 2017. The PBRSUs were granted and vest contingent upon satisfaction of certain performance criteria and continued employment through December 31, 2017. If the highest performance target is met or exceeded, the value of the awards at grant date would be as follows: Mr. Nallathambi — $5,549,985; Mr. Martell — $2,437,463; Mr. Sando — $1,649,944; and Mr. Theologides — $956,158.

(3)
The Company did not grant stock options in 2015.

(4)
For 2015, represents the annual incentive bonus that was paid to each named executive officer.

(5)
For 2015, the change in the present value of the life annuity from the end of fiscal year 2014 to the end of fiscal year 2015 for the Executive Supplemental Benefit Plan with respect to Messrs. Nallathambi and Sando, and the Pension Restoration Plan with respect to Mr. Sando only, decreased due to an increase in the interest rate assumptions and is therefore excluded. The amounts in this column do not include earnings under the Company's deferred compensation plan as such earnings were neither above-market nor preferential. The actual change in the present value of each named executive officer's pension benefits is as follows: Mr. Nallathambi ($7,641) and Mr. Sando ($182,145) under the Executive Supplemental Benefit Plan and Mr. Sando ($4,085) under the Pension Restoration Plan. See the Pension Benefits table below under "Pension Benefits for 2015" for assumptions used in calculating these amounts.

(6)
Amounts included in all other compensation consist of the amounts shown in the table below paid by the Company for each NEO which, for Mr. Theologides, includes $85,000 in Company discretionary contributions to the Deferred Compensation Plan and the additional paycheck that each executive officer received in 2015 as a consequence of our bi-weekly payroll cycle. Amounts also include, for Mr. Theologides, $41 in miscellaneous appreciation awards and $1,100 paid to Mr. Theologides' Health Savings Account.

Named Executive Officer	Life Insurance Premiums ($)	401(k) Matching Contributions ($)	Amounts Deferred under the Deferred Compensation Plan ($)	Additional Bi-Weekly Payroll (Salary) ($)	Total

Anand Nallathambi	3,953	7,950	46,525	30,769	89,197

Frank D. Martell	4,878	7,950	36,311	25,000	74,139

Barry M. Sando	11,178	7,950	23,667	21,154	63,949

Stergios Theologides	1,350	7,950	98,724	16,346	124,370

Grants of Plan-Based Awards for 2015

The following table sets forth information concerning awards made to each of the NEOs under the 2011 Plan during 2015.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)					Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock & Option Awards (3) ($)

Anand Nallathambi

Annual Bonus — Performance Units	2/24/2015	3/3/2015	340,000	1,000,000	2,000,000

RSUs	2/24/2015	3/2/2015					55,125				1,849,995

PBRSUs	2/24/2015	3/2/2015				27,562	55,125	110,250			1,849,995

Frank D. Martell

Annual Bonus — Performance Units	2/24/2015	3/3/2015	276,250	812,500	1,625,000

RSUs	2/24/2015	3/2/2015					24,210				812,488

PBRSUs	2/24/2015	3/2/2015				12,105	24,210	48,420			812,488

Barry M. Sando

Annual Bonus — Performance Units	2/24/2015	3/3/2015	187,000	550,000	1,100,000

RSUs	2/24/2015	3/2/2015					16,388				549,981

PBRSUs	2/24/2015	3/2/2015				8,194	16,388	32,776			549,981

Stergios Theologides

Annual Bonus — Performance Units	2/24/2015	3/3/2015	115,600	340,000	680,000

RSUs	2/24/2015	3/2/2015					9,497				318,719

PBRSUs	2/24/2015	3/2/2015				4,748	9,497	18,994			318,719

(1)
Amounts reflect each named executive officer's maximum annual incentive bonus opportunity for 2015, while the actual incentive bonus earned by each named executive officer is reported in the 2015 Summary Compensation Table above. NEOs can earn less than maximum, but not greater amounts. At threshold, a named executive officer would receive 17% of the maximum award amount and at target the officer would receive 50% of the maximum award amount. Please see Compensation Discussion and Analysis — Annual Incentive Bonus above for a discussion of the material terms of our 2015 incentive bonus program.

(2)
Equity Awards in 2015 consisted of RSUs and PBRSUs granted as part of the 2015 long-term incentive compensation program. The RSUs are tied to achievement of at least $50 million in net income in 2015 adjusted to exclude extraordinary items. For the RSUs, if as was the case, the adjusted net income performance target is met, the shares vest in three equal installments on the first three anniversaries of the grant date. In the case of the PBRSUs, 100% of each award is tied to achievement of certain adjusted earnings-per-share targets over a three-year performance period consisting of the 2015-2017 fiscal years, subject to modification based on our relative stockholder return achieved during the performance period. The PBRSUs that were earned in 2015 based on 2015 adjusted EPS performance and relative stockholder return will vest and be payable to the NEOs subject to their continued employment through December 31, 2017. Please see Compensation Discussion and Analysis — Long-Term Incentives above for a discussion of the material terms of our 2015 awards of RSUs and PBRSUs.

(3)
These amounts represent the aggregate grant date fair value of each award determined pursuant to Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. For the assumptions and methodologies used to value these awards, see footnote (2) to the 2015 Summary Compensation Table above.

Employment Agreements

In May 2011, we entered into employment agreements with Anand Nallathambi, Barry M. Sando and Stergios Theologides, and effective June 16, 2014 and October 6, 2014, we amended the employment agreement with Mr. Sando. On July 20, 2011, we entered into an employment agreement with Frank Martell, which was amended effective June 16, 2014. These employment agreements are substantially similar in form. The material terms of the employment agreements with respect to each of these NEOs are as follows:

  •
  Term:  One-year term through December 31 of each calendar year, with automatic renewal for an additional year unless either party provides 60 days prior written notice before the expiration of the current term. Neither party to the named executive officer employment agreements provided such notice in 2015, and accordingly the term of each automatically extended through December 31, 2016.

  •
  Pay:  Sets initial base salary at current salary at the time the agreement was entered into or amended and provides that base salary will be reviewed annually and may be increased (but not decreased) during the term at our discretion.

  •
  Severance:  Provides for severance pay if the executive is terminated without "cause" as defined in the employment agreement. For Mr. Nallathambi, severance pay is also provided if he resigns for "good reason" as defined in his employment agreement. The severance amount is a multiple of base pay and target annual bonus. For Messrs. Nallathambi, Martell and Sando, the multiple is two and COBRA reimbursement is provided for 24 months. For Mr. Theologides the multiple is one and COBRA reimbursement is provided for 12 months. The executives are also entitled to receive payment of a pro-rata portion of any annual bonus actually earned based on performance that they would have otherwise received had their employment not terminated.

  •
  Severance Payment Timing:  Severance will be paid in installments as follows:

  •
  Messrs. Nallathambi, Martell and Sando — First payment is made in the seventh month after separation of employment and is 7/24th of the total severance and equal installments thereafter for the remainder;

  •
  Mr. Theologides — First payment is made in the seventh month after separation of employment and is 7/12th of the total severance and equal installments thereafter for the remainder.

  •
  Release of Liability:  The employment agreement requires the executive officer to sign a release in exchange for severance. Moreover, the executive officers are covered by restrictive covenants such as confidentiality, cooperation in litigation, non-disparagement, non-solicitation and non-competition.

  •
  Clawbacks:  The employment agreement provides that the agreement is subject to "clawback" under applicable law or under our clawback policy in effect from time to time. We adopted such a recoupment or "clawback" policy in March 2012 as further described in the Compensation Discussion and Analysis — Adjustment or Recovery of Awards (Clawbacks).

Outstanding Equity Awards at Fiscal Year-End for 2015

The following table shows outstanding equity awards held by our NEOs as of December 31, 2015.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)		Number of Shares or Units of Stock That Have Not Vested(3) (#)		Market Value of Shares or Units of Stock That Have Not Vested(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Anand Nallathambi	101,530		26.36	2/22/2017	(5)
	50,765		23.61	3/30/2017	(5)
	227,878		18.76	5/31/2020
	62,645		17.24	3/15/2021
	104,516		15.50	3/1/2022
	79,768	39,885	25.95	2/26/2023	(6)
	22,776	45,552	32.49	3/2/2024	(7)
						8,863	(8)	300,101
						32,837	(9)	1,111,861
						22,776	(10)	771,195
						45,489	(11)	1,540,258
						55,125	(12)	1,866,533
						24,806	(12)	839,931
									5,694	(14)	192,799
									38,587	(15)	1,306,556

Frank D. Martell	116,298		11.35	8/29/2021
	63,870		15.50	3/1/2022
	25,433	12,717	25.95	2/26/2023	(6)
	6,771	13,542	32.49	3/2/2024	(7)
						2,826	(8)	95,688
						10,469	(9)	354,480
						6,771	(10)	229,266
						13,523	(11)	457,889
						24,210	(12)	819,751
						10,894	(13)	368,871
									1,693	(14)	57,325
									16,947	(15)	573,825

Barry M. Sando	105,943		18.76	5/31/2020
	17,401		17.24	3/15/2021
	29,032		15.50	3/1/2022
	17,340	8,671	25.95	2/26/2023	(6)
	6,155	12,312	32.49	3/2/2024	(7)
						1,927	(8)	65,248
						7,138	(9)	241,693
						6,156	(10)	208,442
						12,294	(11)	416,275
						16,388	(12)	554,898
						7,374	(13)	249,684			—
									1,539	(14)	52,111
									11,471	(15)	388,408

Stergios Theologides	35,980		18.76	5/31/2020
	18,792		17.24	3/15/2021
	25,403		15.50	3/1/2022
	12,138	6,070	25.95	2/26/2023	(6)
	3,231	6,464	32.49	3/2/2024	(7)
						1,349	(8)	45,677
						4,996	(9)	169,165
						3,232	(10)	109,436
						6,454	(11)	218,532
						9,497	(12)	321,568
						4,273	(13)	144,684			—
									808	(14)	27,359
									6,647	(15)	225,067

(1)
On June 1, 2010, in connection with spinning off the businesses now known as First American Financial Corporation, all outstanding stock option awards granted to Company employees were adjusted in a manner designed to preserve the intrinsic value of the stock option awards.

(2)
The stock options disclosed in this table have a ten-year life. As of December 31, 2015, all stock options were fully vested with the exception of stock options granted in 2013 and 2014.

(3)
On June 1, 2010, in connection with spinning off the businesses now known as First American Financial Corporation, all unvested RSUs granted to Company employees were adjusted in a manner designed to preserve the intrinsic value of the unvested RSUs.

(4)
Represents the value of unvested RSUs based on our closing stock price on December 31, 2015 of $33.86.

(5)
These amounts represent stock options to purchase shares of our common stock arising from the conversion of FADV stock options that were previously issued to Mr. Nallathambi and that were converted in connection with our acquisition of the publicly-traded shares of FADV. As required by the applicable plan documents, as a result of that transaction, all unvested FADV stock options immediately vested.

(6)
These stock options were granted on February 27, 2013 and vest in three equal annual installments on the first, second and third anniversary of the grant date.

(7)
These stock options were granted on March 3, 2014 and vest in three equal annual installments on the first, second and third anniversary of the grant date.

(8)
These RSUs represent the unvested portion of RSUs that were granted to the NEOs on February 27, 2013 which were subject to (i) the achievement of adjusted net income of $50 million for 2013 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. We achieved the $50 million performance measure for 2013.

(9)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on February 27, 2013 and vest based upon our achievement of certain performance measures in 2013 and continued employment through December 31, 2015. The amount set forth in this column represents the actual number of units that are subject to distribution based on our achievement of adjusted EPS and Relative Total Stockholder Return goals over a three-year performance period (2013, 2014, 2015).

(10)
These RSUs represent the unvested portion of RSUs that were granted to the NEOs on March 3, 2014 which were subject to (i) the achievement of adjusted net income of $50 million for 2014 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. We achieved the $50 million performance measure for 2014.

(11)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on March 3, 2014 and vest based upon our achievement of certain performance measures in 2015 and continued employment through December 31, 2016. The amount set forth in this column represents the actual number of units that are subject to a one-year time vesting requirement based on our achievement of adjusted EPS in 2015.

(12)
These RSUs represent the unvested portion of RSUs that were granted to the NEOs on March 2, 2015 which were subject to (i) the achievement of adjusted net income of $50 million for 2015 and (ii) time vesting in three equal annual installments on the first, second and third anniversaries of the grant date. We achieved the $50 million performance measure for 2015.

(13)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on March 2, 2015 and vest based upon our achievement of certain performance measures in 2015 and continued employment through December 31, 2017. The amount set forth in this column represents the actual number of units that are subject to the two-year time vesting requirement based on our achievement of adjusted EPS in 2015.

(14)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on March 3, 2014 that remain subject to our achievement of certain performance measures. The amount set forth in this column represents the estimated future payout of PBRSUs assuming the threshold performance goals have been achieved. The PBRSUs vest based on the degree of achievement of certain adjusted EPS goals over a three-year performance period (2014, 2015 and 2016). See Compensation Discussion and Analysis — Long-Term Incentives above for detailed discussion.

(15)
These PBRSUs represent the portion of the PBRSUs that were granted to the NEOs on March 2, 2015 that remain subject to our achievement of certain performance measures. The amount set forth in this column represents the estimated future payout of PBRSUs assuming the threshold performance goals have been achieved. The PBRSUs vest based on the degree of achievement of certain adjusted EPS goals over a three-year performance period (2015, 2016 and 2017). See Compensation Discussion and Analysis — Long-Term Incentives above for detailed discussion.

Option Exercises and Stock Vested for 2015

The following table sets forth information concerning value realized by each of the NEOs upon exercise of stock options and vesting of other stock awards during 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Anand Nallathambi	203,059	2,597,125	39,340	1,325,264
Frank D. Martell	—	—	14,168	475,059
Barry M. Sando	87,526	1,088,622	19,614	658,470
Stergios Theologides	—	—	8,402	282,580

(1)
Value realized on exercise is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the named executive officer.

(2)
Value realized on vesting is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the named executive officer.

Pension Benefits for 2015

The following table shows the actuarial present value of the accumulated retirement benefits payable upon normal retirement age to each of the NEOs who participate in a pension plan, computed as of December 31, 2015. The amounts disclosed are based upon benefits provided to the NEOs under our Pension Restoration Plan ("Pension Restoration Plan") and our Executive Supplemental Benefit Plan. Benefit accruals were frozen under the Pension Restoration Plan as of April 30, 2008 and the Executive Supplemental Benefit Plan was frozen effective December 31, 2010. Prior to the Separation, we maintained a pension plan, which was assumed by First American Financial Corporation ("FAFC") in connection with the Separation. Messrs. Martell and Theologides were not eligible to participate in the Pension Restoration Plan or the Executive Supplemental Benefit Plan and therefore they are not included in the following table.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)

Anand Nallathambi	Executive Supplemental Benefit Plan	24	3,612,480	—
Barry M. Sando	Executive Supplemental Benefit Plan	24	4,816,189	—
	Pension Restoration Plan	23	108,536	—

(1)
Credited years of service for the Pension Restoration Plan and the Executive Supplemental Benefit Plan is the time between the participant's deemed participation date under the plan and December 31, 2015.

(2)
The Pension Restoration Plan benefits generally accrue from the date of employment through the normal retirement age (as discussed below). The following assumptions were used for calculating present values: interest rate of 4.32%, post-retirement mortality per RP-2014 Table for Healthy Annuitants with mortality projection starting in 2006 using Fully Generational Scale MP-2015, benefit is payable as a single life annuity.

Executive Supplemental Benefit Plan eligibility requires 10 years of service and 5 years of participation in the plan with the benefit dependent on age at retirement between 55 and 62, rather than credited years of service. The following assumptions were used for calculating present values: interest rate of 4.20% post-retirement mortality per RP-2014 Healthy Annuitants table without collar or amount adjustments, adjusted to remove post 2007 improvement projections, with generational projection via

  Scale MP-2014, modified to use a 10-year convergence period to a long-term improvement rate of 1.0% by 2017, benefit is payable as a 50% joint and survivor annuity.

Pension Restoration Plan

During 1996, we adopted the Pension Restoration Plan. This plan is an unfunded, non-qualified plan designed to make up for the benefit accruals that were limited under our tax-qualified pension plan based on compensation in excess of the amount of compensation that may be considered under federal tax law limits for qualified plans. However, in order to limit its expense, the Pension Restoration Plan does not make up for benefit accruals on compensation exceeding $275,000. The Pension Restoration Plan also makes up for benefits that could not be paid from a qualified plan because of limitations imposed by the federal tax laws. Vesting of benefits payable to an employee under the Pension Restoration Plan generally occurs upon employment through "normal retirement age." "Normal retirement age" is defined as the later of the employee's attainment of age 65 or three years of service with us. The Pension Restoration Plan was effective as of January 1, 1994, but only covers selected employees who were participants in the tax-qualified pension plan formerly sponsored by us which was assumed by FAFC in connection with the Separation. The Pension Restoration Plan excludes pay earned after December 31, 2001. The Pension Restoration Plan was amended in February 2008 to eliminate benefit accruals for service after April 30, 2008.

Effective January 1, 2009, to comply with Section 409A of the Code, payment of benefits under the Pension Restoration Plan commences the first of the month following a participant's separation from service or six months following a participant's separation from service if he is considered a specified employee. Also, benefit options under the Pension Restoration Plan include various actuarial equivalent annuity options. A participant with at least three years of service with us may elect to retire after attaining age 55, but prior to age 65, and receive reduced benefits. Benefits are reduced 1/180th for each of the first 60 months and by 1/360th for each of any additional months by which the benefit commencement date precedes the participant's normal retirement date. Mr. Sando is the only named executive officer who participates in the Pension Restoration Plan, and he was eligible for early retirement but not normal retirement at December 31, 2015.

On June 1, 2010, in connection with spinning off the businesses now known as FAFC, the sponsorship of a portion of the Pension Restoration Plan and the liabilities under the plan were transferred to FAFC with respect to the accrued benefits for employees and former employees who were transferred to FAFC. We remain responsible for liabilities under the Pension Restoration Plan relating to the accrued benefits of employees who were not transferred to FAFC, which are now payable pursuant to the terms of the CoreLogic, Inc. Pension Restoration Plan, the successor plan to the original Pension Restoration Plan. The new plan is intended to govern the benefits payable to participants under the plan as of June 1, 2010 and is not intended to grant additional benefits to the participants in excess of their benefits accrued under the original Pension Restoration Plan.

Executive Supplemental Benefit Plan

The Executive Supplemental Benefit Plan provides retirement benefits for, and pre-retirement death benefits with respect to, certain key management personnel. The plan was originally adopted in 1985 and has been amended a number of times since then. Under the plan, as originally adopted, upon retirement at normal retirement date (the later of age 65 or completion of 10 years of service) the participant received a joint life and 50% survivor annuity benefit equal to 35% of "final average compensation." "Final average compensation" was determined for those three calendar years out of the last 10 years of employment preceding retirement in which final average compensation is the highest. Final average compensation includes base salary and commissions, cash bonuses and stock bonuses that are granted to compensate for past services (such as annual incentive bonus RSUs).

Under the original plan, the benefit was reduced by 5% for each year prior to normal retirement date in which retirement occurs and, until age 70, increased by 5% (compounded in order to approximate the annuitized value of the benefit had retirement occurred at age 65) for each year after such date in which retirement occurs. With respect to such postponed retirement, the plan took into account covered compensation received until age 70, so that the retirement benefit of an executive who retires after normal retirement date is determined as the greater of the annuitized benefit or the benefit calculated using final average compensation until age 70.

To be eligible to receive benefits under the plan, a participant must be at least age 55, have been an employee of us or one of our subsidiaries for at least 10 years and covered by the plan for at least five years. A pre-retirement death benefit is provided consisting of 10 annual payments, each of which equals 50% of final average compensation. Subject to applicable legal rules, the Board can, in its discretion, pay the participant or beneficiary in an actuarial equivalent lump sum or other form of benefit. In the event of a "change in control" (as defined in the plan) of us, a participant who retires after the change in control shall receive the same benefits as if he were retiring upon the attainment of normal retirement date.

The Executive Supplemental Benefit Plan was amended in September 2005 to provide that participants who thereafter engage in competition with us, either during their employment with or following their departure, forfeit their right to receive any vested benefits under the plan. Competition includes the misappropriation, sale, use or disclosure of our trade secrets, confidential or proprietary information and solicitation of our customers.

To reduce the costs of the plan to us, the plan was further amended in October 2007. Among other changes, this amendment (i) reduced the normal retirement date to the latest of age 62, the date on which the participant completes 10 years of service with us and the date on which the participant was covered, in combination, by the plan or FAC Management Supplemental Benefit Plan for five years; (ii) changed the period over which "final average compensation" is determined to the five calendar years preceding retirement; (iii) reduced the maximum benefit payable to a joint life and 50% survivor annuity benefit equal to 30% of final average compensation; (iv) eliminated any increased benefit for postponed retirement beyond the normal retirement date; and (v) provided for accelerated vesting only upon a change in control that is not approved by our incumbent Board. The benefit is reduced by 5.952% for each year prior to age 62 in which retirement actually occurs. Participants who were vested as of the effective date of the amendment, November 1, 2007, are entitled to receive the higher of the benefit as calculated under the amended plan and the benefit to which the participant would have been entitled had he retired on October 31, 2007.

In connection with the Separation, we transferred sponsorship and administration of a portion of the Executive Supplemental Benefit Plan to FAFC. As part of this transfer, FAFC assumed the liabilities under the portion of the plan covering employees and former employees who were transferred to FAFC. Following the Separation, we remained responsible for the liabilities under the portion of the Executive Supplemental Benefit Plan relating to our employees and former employees who were not transferred to FAFC. We maintain the CoreLogic, Inc. Executive Supplemental Benefit Plan as the successor to the original Executive Supplemental Benefit Plan in satisfaction of its liabilities to such employees who were participants and accrued benefits under the Executive Supplemental Benefit Plan, but were not transferred to FAFC. The CoreLogic, Inc. Executive Supplemental Benefit Plan is intended to provide future benefits for our employees on and after June 1, 2010 and is intended to govern the benefits payable to such employees both before and after June 1, 2010.

Effective December 31, 2010, the CoreLogic, Inc. Executive Supplemental Benefit Plan was frozen and amended to, among other things: (i) close the Plan to new participants; (ii) freeze the average pay calculation as of December 31, 2010 (compensation after December 31, 2010 will not be taken into consideration in calculating benefits); (iii) amend the amount and form of the pre-retirement death benefit to provide for payment to a participant's designated beneficiary in an amount equal to the survivor portion of a 50% joint and survivor annuity for the life of the beneficiary, or if the participant's beneficiary is someone other than the participant's spouse or domestic partner, for a maximum of twenty years; and (iv) apply a proration factor to the benefit amount payable, the numerator of which is a participant's service at December 31, 2010 and the denominator of which is the participant's service that would have accrued as of his or her early retirement date if the participant was not early retirement eligible as of December 31, 2010.

In addition to the amendments described above, the change of control provisions were amended to provide that participants will become 100% vested in all plan benefits upon an involuntary separation from service without good cause following a change of control. Prior to the amendment, participants became 100% vested in all plan benefits upon a change of control, regardless of whether they incurred a separation of service for any reason. Furthermore, the retirement income benefit provided to participants and commencing upon a separation from service following a change of control on the same basis as though they had attained normal retirement age is limited to participants who experience an involuntary separation from service without good cause following a change of control.

As of December 31, 2015, there remain five active employees, including Messrs. Nallathambi and Sando, who participate in the plan. The plan is closed to new participants. As of December 31, 2015, Mr. Sando is the only named executive officer who is eligible for early retirement and none of the NEOs are eligible for normal retirement. The plan is unfunded and unsecured. We have previously purchased insurance, of which we are the owner and beneficiary, on the lives of certain plan participants. This insurance is designed to offset, over the life of the plan, a portion of our costs incurred with respect to the plan.

Nonqualified Deferred Compensation for 2015

As reflected in the following table, certain of our executive officers have elected to participate in our Deferred Compensation Plan (the "Deferred Compensation Plan").

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3) ($)

Anand Nallathambi	80,000	46,525	(45,040)	—	1,596,396
Frank D. Martell	280,133	36,311	(22,063)	—	565,123
Barry M. Sando	41,684	23,667	(19,859)	—	799,344
Stergios Theologides	54,373	98,724	(8,004)	50,443	672,003

(1)
All contributions presented are reported in the 2015 Summary Compensation Table under "Salary," "Non-Equity Incentive Plan Compensation" or "All Other Compensation" for 2015.

(2)
Represents earnings or losses on participant-selected investment options. None of the amounts are reflected in the 2015 Summary Compensation Table because the return on deferred amounts is calculated in a similar manner and at a similar rate as earnings on externally managed mutual funds.

(3)
To the extent the executive officers were NEOs in prior years, the amounts reported in the aggregate balance at last fiscal year end that represented prior salary and non-equity incentive plan compensation deferrals or Company contributions were previously reported as compensation to the NEO in our Summary Compensation Table as "Salary," "Non-Equity Incentive Plan Compensation" or "All Other Compensation" in previous years. Amounts reported in the aggregate balance at last fiscal year end that represent earnings in prior years on previously deferred amounts are not reflected on prior period Summary Compensation Tables.

The Deferred Compensation Plan offers to a select group of management and highly compensated employees the opportunity to elect to defer portions of their base salary, commissions and cash bonuses. We maintain a deferral account for each participating employee on a fully vested basis for all employee deferrals. Participants can choose to have their cash benefits paid in one lump sum or in quarterly payments upon separation from service or death. Subject to the terms and conditions of the plan, participants may also elect scheduled and nonscheduled in-service withdrawals of compensation deferred prior to January 1, 2005, and the earnings and losses attributable thereto. Withdrawals of compensation deferred after December 31, 2004, and the earnings and losses attributable thereto, must be scheduled by the participant at the time the participant elects to defer such compensation.

Participants allocate their deferrals among a variety of investment crediting options offered under the plan. The investment crediting rates are based upon the rates of return available under certain separate accounts offered through variable insurance products.

For all participants who joined the Deferred Compensation Plan prior to December 31, 2001, the plan provides a pre- retirement life insurance benefit equal to the lesser of 15 times the amount deferred in the participant's first year of participation or $2 million. The life insurance benefit is reduced beginning at age 61 by 20% per year. Participants who join the plan after December 31, 2001 are not eligible for this insurance benefit. We pay a portion of the cost of such life insurance benefits. The plan is unfunded and unsecured.

The Deferred Compensation Plan was amended in 2010 to provide for (i) Company contributions to the plan in the form of 401(k) restoration contributions and (ii) Company discretionary retirement savings contributions to a limited number of senior officers who were not eligible to participate in the Executive Supplemental Benefit Plan. The amount of our 401(k) restorations contributions made to participant accounts is determined based on the amount of discretionary matching contributions that would be made under the 401(k) Plan if the participants' deferrals under the Deferred Compensation Plan were instead made under the 401(k) Plan, but without regard to the statutory limits that apply to the benefits that may be provided under the 401(k) Plan. The discretionary retirement savings contribution for Mr. Theologides vests five years following contribution. There are no other vesting limitations in the Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

The following tables describe payments and other benefits that would be provided to certain of our executive officers under the specified circumstances upon a change in control of us or their termination, assuming a termination or change in control occurred on December 31, 2015. For further discussion, see Compensation Discussion and Analysis — Change in Control Agreements above.

Anand Nallathambi

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation ($)	For Cause ($)	Without Cause/ Good Reason ($)		With Termination for Good Reason/ Without Cause ($)		Death ($)		Disability ($)

Compensation
Severance	—	—	3,600,000	(2)	5,400,000	(3)	—		—
Bonus	—	—	1,477,400	(4)	1,000,000	(5)	—		—
Accelerated Vesting — Options (6)	—	—	—		377,897		377,897		377,897
Accelerated Vesting — RSU (7)	—	—	2,937,829		2,937,829		2,937,829		2,937,829
Accelerated Vesting — PBRSU (8)	—	—	—		3,794,521		3,794,521		3,794,521
Deferred Compensation Plan (9)	1,596,396	1,596,396	1,596,396		1,596,396		1,596,396		1,596,396
Enhanced Executive Supplemental Benefit Plan (10)	—	—	—		5,737,973	(11)	1,884,109	(12)	3,171,390	(13)
Benefit Continuation	—	—	41,268	(14)	41,054	(15)	—		—
Total	1,596,396	1,596,396	9,652,893		20,885,670		10,590,752		11,878,033

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Nallathambi in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to two times the sum of (i) Mr. Nallathambi's annualized base salary in effect on the date his employment terminates (the "Severance Date") plus (ii) the target annual Incentive Bonus amount for Mr. Nallathambi in effect on the Severance Date (the "Severance Benefit"). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post- termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents three times Mr. Nallathambi's base salary in effect immediately prior to the date of termination by us and three times Mr. Nallathambi's target annual cash bonus established for fiscal year 2015. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Nallathambi's annual cash bonus for fiscal year 2015. Mr. Nallathambi's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end, and is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(5)
Represents the pro rata portion of Mr. Nallathambi's target annual cash bonus for the year of termination. Mr. Nallathambi's agreement provides for the payment of the target annual cash bonus established for fiscal year 2015. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Nallathambi held a total of 85,437 unvested stock options with exercise prices less than $33.86, the closing stock price on December 31, 2015, and the amount shown represents the difference between $33.86 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding unvested RSUs based on our closing stock price on December 31, 2015 of $33.86. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Nallathambi signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on our closing stock price on December 31, 2015 of $33.86. All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause following a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)
Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2015 based on Mr. Nallathambi's salary deferral election and 401(k) restoration contributions.

(10)
"Enhanced Executive Supplemental Benefit Plan" refers to any payments which accrued to the participant in addition to his current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(11)
Represents the enhanced present value of the benefit calculated using the following assumptions: interest rate of 4.20% post-retirement mortality per RP-2014 Healthy Annuitants table without collar or amount adjustments, adjusted to remove post 2007 improvement projections, with generational projection via Scale MP-2014, modified to use a 10-year convergence period to a long-term improvement rate of 1.0% by 2017. Upon an involuntary termination without cause after a change in control of us, Mr. Nallathambi becomes 100% vested in the benefit in the amount Mr. Nallathambi would have been entitled to receive in accordance with the provisions of the plan in effect on the date of the change of control.

(12)
Represents pre-retirement death benefit in the form of a single life annuity payable to the executive's spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.

(13)
Represents the present value of the benefit calculated using the following assumptions: interest rate of 4.20% post-retirement mortality per RP-2014 Healthy Annuitants table without collar or amount adjustments, adjusted to remove post 2007 improvement projections, with generational projection via Scale MP-2014, modified to use a 10- year convergence period to a long-term improvement rate of 1.0% by 2017 deferred to the earliest retirement age.

(14)
Represents the cost of COBRA coverage for 24 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Nallathambi becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under our plans in effect on the date of termination).

(15)
Represents the cost of continued health and welfare benefits for 36 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Frank D. Martell

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation ($)	For Cause ($)	Without Cause/ Good Reason ($)		With Termination for Good Reason/ Without Cause ($)		Death ($)	Disability ($)

Compensation
Severance	—	—	2,925,000	(2)	2,925,000	(3)	—	—
Bonus	—	—	1,200,400	(4)	812,500	(5)	—	—
Accelerated Vesting — Options (6)	—	—	—		119,144		119,144	119,144
Accelerated Vesting — RSU (7)	—	—	1,144,705		1,144,705		1,144,705	1,144,705
Accelerated Vesting — PBRSU (8)	—	—	—		1,392,933		1,392,933	1,392,933
Deferred Compensation (9)	565,123	565,123	565,123		565,123		565,123	565,123
Benefit Continuation	—	—	41,268	(10)	27,369	(11)	—	—
Total	565,123	565,123	5,876,496		6,986,774		3,221,905	3,221,905

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Martell in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to two times the sum of (i) Mr. Martell's annualized base salary in effect on the date his employment terminates (the "Severance Date") plus (ii) the target annual Incentive Bonus amount for Mr. Martell in effect on the Severance Date (the "Severance Benefit"). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents two times Mr. Martell's base salary in effect immediately prior to the date of termination by us and two times Mr. Martell's target annual cash bonus established for fiscal year 2015. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Martell's annual cash bonus for fiscal year 2015. Mr. Martell's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(5)
Represents the pro rata portion of Mr. Martell's target annual cash bonus for the year of termination. Mr. Martell's agreement provides for the payment of the target annual cash bonus established for fiscal year 2015. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Martell held a total of 26,259 unvested stock options with exercise prices less than $33.86, the closing stock price on December 31, 2015, and the amount shown represents the difference between $33.86 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding unvested RSUs based on our closing stock price on December 31, 2015 of $33.86. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Martell signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on our closing stock price on December 31, 2015 of $33.86. All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause following a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)
Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2015 based on Mr. Martell's salary deferral election and 401(k) restoration contributions.

(10)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

(11)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Barry M. Sando

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control (1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation ($)	For Cause ($)	Without Cause/ Good Reason ($)		With Termination for Good Reason/ Without Cause ($)		Death ($)		Disability ($)

Compensation
Severance	—	—	2,200,000	(2)	3,300,000	(3)	—		—
Bonus	—	—	730,000	(4)	550,000	(5)	—		—
Accelerated Vesting — Options (6)	—	—	—		85,455		85,455		85,455
Accelerated Vesting — RSU (7)	273,690	—	828,588		828,588		828,588		828,588
Accelerated Vesting — PBRSU (8)	—	—	—		1,075,969		1,075,969		1,075,969
Deferred Compensation Plan (9)	799,344	799,344	799,344		799,344		799,344		799,344
Vested Pension Restoration Plan	99,846	99,846	99,846		99,846		50,465		99,846
Vested Executive Supplemental Benefit Plan (10)	4,323,989	—	4,323,989		6,725,966	(11)	2,453,805	(12)	4,323,989	(13)
Benefit Continuation	—	—	41,268	(14)	41,054	(15)	—		—
Total	5,496,869	899,190	9,023,035		13,506,222		5,293,626		7,213,191

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Sando in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to two times the sum of (i) Mr. Sando's annualized base salary in effect on the date his employment terminates (the "Severance Date") plus (ii) the target annual Incentive Bonus amount for Mr. Sando in effect on the Severance Date (the "Severance Benefit"). The Severance Benefit will be payable in a lump sum equal to 7/24 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/24 of the Severance Benefit paid each month until the month which is 24 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents three times Mr. Sando's base salary in effect immediately prior to the date of termination by us and three times Mr. Sando's target annual cash bonus established for fiscal year 2015. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Sando's annual cash bonus for fiscal year 2015. Mr. Sando's agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions of the employment agreement.

(5)
Represents the pro rata portion of Mr. Sando's target annual cash bonus for the year of termination. Mr. Sando's agreement provides for the payment of the target annual cash bonus established for fiscal year 2015. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Sando held a total of 20,983 stock options with an exercise price of less than $33.86, the closing stock price on December 31, 2015, and the amount shown represents the difference between $33.86 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding RSUs based on our closing stock price on December 31, 2015 of $33.86. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Sando signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause following a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)
Refers to payments accrued under the Deferred Compensation Plan as of December 31, 2015 based on Mr. Sando's salary deferral election and 401(k) restoration contributions.

(10)
"Executive Supplemental Benefit Plan" represents current vested benefit amount under the various scenarios for the Executive Supplemental Benefit Plan.

(11)
Represents the enhanced present value of the benefit calculated using the following assumptions: interest rate of 4.20% post-retirement mortality per RP-2014 Healthy Annuitants table without collar or amount adjustments, adjusted to remove post 2007 improvement projections, with generational projection via Scale MP-2014, modified to use a 10-year convergence period to a long-term improvement rate of 1.0% by 2017. Upon an involuntary termination without cause after a change in control of us, Mr. Sando becomes 100% vested in the benefit in the amount Mr. Sando would have been entitled to receive in accordance with the provisions of the plans in effect on the date of the change of control.

(12)
Represents pre-retirement death benefit in the form of a single life annuity payable to the executive's spouse or domestic partner, calculated as what the executive would have received had he incurred a termination of employment on his normal retirement date and then died immediately thereafter.

(13)
Represents the present value of the benefit calculated using the following assumptions: interest rate of 4.20% post-retirement mortality per RP-2014 Healthy Annuitants table without collar or amount adjustments, adjusted to remove post 2007 improvement projections, with generational projection via Scale MP-2014, modified to use a 10- year convergence period to a long-term improvement rate of 1.0% by 2017 deferred to the earliest retirement age.

(14)
Represents the cost of COBRA coverage for 24 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Sando becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under our plans in effect on the date of termination).

(15)
Represents the cost of continued health and welfare benefits for 36 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

Stergios Theologides

Potential Payments upon Termination or Change in Control

		Involuntary Termination			Change in Control(1)
Executive Payments and Benefits Upon Termination	Voluntary Resignation ($)	For Cause ($)	Without Cause/ Good Reason ($)		With Termination for Good Reason/ Without Cause ($)		Death ($)	Disability ($)

Compensation
Severance	—	—	765,000	(2)	1,530,000	(3)	—	—
Bonus	—	—	502,400	(4)	340,000	(5)	—	—
Accelerated Vesting — Options (6)	—	—	—		56,869		56,869	56,869
Accelerated Vesting — RSU (7)	—	—	476,681		476,681		476,681	476,681
Accelerated Vesting — PBRSU (8)	—	—	—		595,123		595,123	595,123
Deferred Compensation Plan (9)	245,408	245,408	245,408		672,003		672,003	672,003
Benefit Continuation	—	—	19,517	(10)	31,544	(11)	—	—
Total	245,408	245,408	2,009,006		3,702,220		1,800,676	1,800,676

(1)
In accordance with SEC rules, an excise calculation is not presented in this table as we do not provide a gross-up or tax reimbursement to our NEOs in connection with a change in control. Amounts payable to Mr. Theologides in the event of a change in control may be subject to reduction under Sections 280G and 4999 of the Code.

(2)
Represents an amount equal to one times the sum of (i) Mr. Theologides' annualized base salary in effect on the date his employment terminates (the "Severance Date") plus (ii) the target annual Incentive Bonus amount for Mr. Theologides in effect on the Severance Date (the "Severance Benefit"). The Severance Benefit will be payable in a lump sum equal to 7/12 of the Severance Benefit on the seventh month after the Severance Date with an additional 1/12 of the Severance Benefit paid each month until the month which is 12 months after the Severance Date. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions in the employment agreement.

(3)
Represents two times Mr. Theologides' base salary in effect immediately prior to the date of termination by us and two times Mr. Theologides' target annual cash bonus established for fiscal year 2015. Receipt of the benefit is contingent upon execution of a general release of claims.

(4)
Represents the pro rata portion of Mr. Theologides' annual cash bonus for fiscal year 2015. Mr. Theologides' agreement provides for the payment of the pro rata portion of the bonus amount he would have received had his employment not terminated during the fiscal year. Such payment is required to be paid within two and one-half months following fiscal year end. Receipt of the benefit is contingent upon execution of a general release of claims and compliance with certain post-termination covenants and confidentiality provisions of the employment agreement.

(5)
Represents the pro rata portion of Mr. Theologides' target annual cash bonus for the year of termination. Mr. Theologides' agreement provides for the payment of the target annual cash bonus established for fiscal year 2015. Receipt of the benefit is contingent upon execution of a general release of claims.

(6)
Outstanding unvested stock options will generally accelerate on death, disability or involuntary termination without cause in connection with a change in control. Mr. Theologides held a total of 12,534 unvested stock options with an exercise price of less than $33.86, the closing stock price on December 31, 2015, and the amount shown represents the difference between $33.86 and the exercise prices for the unvested options, multiplied by the applicable number of unvested options.

(7)
Represents the value after acceleration of outstanding RSUs based on the Company's closing stock price on December 31, 2015 of $33.86. The outstanding unvested RSUs reported above will accelerate and vest on an involuntary termination without cause (whether before or after a change in control, although not all outstanding RSUs may vest on such a termination before a change in control), retirement, death or disability. For certain terminations of employment, the accelerated vesting is subject to a requirement that Mr. Theologides signs a general release of claims and complies with certain post-termination covenants and confidentiality provisions in the employment agreement.

(8)
Represents the value after acceleration of all outstanding unvested PBRSUs based on our closing stock price on December 31, 2015 of $33.86. All or a pro-rata portion of outstanding unvested PBRSUs will generally accelerate on death, disability or involuntary termination without cause following a change in control, subject to attainment of the performance measures for any termination prior to a change in control. We have assumed that the target number of PBRSUs would become vested in connection with each acceleration event, although the actual number of PBRSUs that could become vested could be higher or lower than the target number of PBRSUs, based on actual performance.

(9)
Represents contributions by Mr. Theologides and by us on behalf of Mr. Theologides into the Deferred Compensation Plan.

(10)
Represents the cost of COBRA coverage for 12 months after the date on which the termination occurs at the cost applicable to active employees (subject to earlier termination if Mr. Theologides becomes eligible for comparable coverage under another employer's plan and certain alternative payments if COBRA coverage cannot be provided under our plans in effect on the date of termination).

(11)
Represents the cost of continued health and welfare benefits for 24 months after the date on which the termination occurs subject to the executive's continued payment of the same premium payment amount as immediately prior to termination. These obligations are reduced by any welfare benefits made available to the executive officer from subsequent employers.

DIRECTOR COMPENSATION FOR 2015

The following table sets forth certain information concerning the compensation of our directors other than Mr. Nallathambi for the fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)

J. David Chatham	122,000	134,991	256,991
Douglas C. Curling	95,000	134,991	229,991
John C. Dorman	100,000	134,991	234,991
Paul F. Folino	207,000	134,991	341,991
Thomas C. O'Brien	104,500	134,991	239,491
Jaynie Miller Studenmund	94,500	134,991	229,491
David F. Walker	112,500	134,991	247,491
Mary Lee Widener	82,500	134,991	217,491

  (1)
  The amounts shown reflect the aggregate grant date fair value of stock awards granted in 2015, computed in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 718, Compensation-Stock Compensation. We value the RSUs as of the grant date by multiplying the closing price of our common stock on that date by the number of RSUs awarded. The stock awards were granted to each director, other than Mr. Nallathambi, on April 28, 2015.

  (2)
  The aggregate numbers of RSUs and stock options held by each current director other than Mr. Nallathambi as of December 31, 2015 were as follows:

Name	Restricted Stock Unit Awards (#)

J. David Chatham	3,402
Douglas C. Curling	3,402
John C. Dorman	3,402
Paul F. Folino	3,402
Thomas C. O'Brien	3,402
Jaynie Miller Studenmund	3,402
David F. Walker	3,402
Mary Lee Widener	3,402

The Compensation Committee reviews and recommends to the Board the form and level of director compensation. As described in the Compensation Discussion and Analysis, Steven Hall served as independent compensation consultant for the Compensation Committee through June 2015, and generally advised the Committee on the appropriateness of our compensation philosophy, peer group selection and general director compensation program design. Pay Governance, the Compensation Committee's current independent compensation consultant, has advised and will continue to advise on the compensation of our directors for 2016. During 2015, as part of its engagement with the Committee, Steven Hall:

  •
  provided advice on the selection of a peer group of companies for director compensation comparison purposes;

  •
  provided guidance on industry best practices and emerging trends and developments in director compensation;

  •
  reviewed director compensation;

  •
  analyzed pay survey data; and

  •
  provided advice on determining the structure and amounts payable under our director compensation program.

The table below describes the components of the non-employee director compensation program in effect during 2015. No changes have been made to the non-employee director compensation program for 2016.

Compensation Element	2015

Annual Retainer — Non-Executive Director (1)	$70,000
Annual Equity Compensation — RSUs (2)	$135,000
Annual Retainer — Non-Executive Board Chairman	$100,000
Annual Retainer — Committee Chairs (1)
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating and Corporate Governance Committee	$15,000
Acquisition and Strategic Development Committee (3)	$12,500
Annual Retainer — Committee Members (1)
Audit Committee	$12,500
Compensation Committee	$10,000
Talent Development Committee (3)	$12,500
Nominating and Corporate Governance Committee	$7,500
Acquisition and Strategic Development Committee (3)	$5,000
Insurance Strategy Subcommittee (3)	$12,500
Fee for attendance of Board and Committee Meetings in Excess of Designated Number (4)	$2,000

(1)
Committee chair retainer represents amounts paid to each committee chair for their service in addition to the committee member annual retainer. Paid in cash in equal quarterly installments. Paid pro rata for directors joining the Board after the payment date.

(2)
The award is granted and priced on the day of our annual meeting or, in the event of an out-of-cycle annual meeting such earlier date as may be approved by the Board, and vest on the first anniversary of the grant date. Vesting of the award will accelerate upon death, disability, retirement from the Board or a change in control.

(3)
The insurance strategy subcommittee to the Acquisition and Strategic Planning Committee and the talent development subcommittee to the Compensation Committee were created in March 2015.

(4)
Meeting fees paid only for meetings in excess of eight meetings of the Board, Audit and Compensation committees, and in excess of four meetings of the Nominating and Corporate Governance and Acquisition and Strategic Planning committees. Fees are paid in cash in connection with each such additional meeting.

Director Share Ownership Guidelines

We require our our non-employee directors to own a fixed amount of Company stock. The guidelines are based on a multiple of the annual retainer, and require a value of at least $350,000 be held by each director. Directors have five years from their date of election to the board to reach the ownership requirement. All Company securities owned outright or earned and subject only to time-based vesting restrictions count toward the requirement.

Anti-Hedging and Pledging Policy

The Company maintains a policy that prohibits director transactions in put options, call options or other derivative securities, on an exchange or in any other organized market as well as holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Rules adopted by the SEC require our officers, as defined under the relevant SEC rules, and directors, and persons who beneficially own more than ten percent of our issued and outstanding common stock, to file reports of their ownership, and changes in ownership, of our shares with the SEC on prescribed forms. Officers, directors and greater-than-ten-percent beneficial owners are required by the SEC's rules to furnish us with copies of all such forms they file with the SEC.

Based solely on the review of the copies of the forms received by us, or written representations from reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that our officers, directors and greater-than-ten-percent beneficial owners timely complied with all such filing requirements during fiscal 2015.

QUESTIONS AND ANSWERS ABOUT VOTING

Why have I been sent a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice to most of our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

What proposals will be voted on at the Annual Meeting?

  1.
  The election of the nine persons named in this proxy statement to serve on the Board until the next annual meeting and until their successors are duly elected and qualified;

  2.
  The approval, on an advisory basis, of the compensation of our named executive officers;

  3.
  The ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

  4.
  The transaction of such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Our management and the Board are not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement, nor have we received notice of any matter by the deadline prescribed by Rule 14a-4(c)(1) promulgated under the Exchange Act. Without limiting our ability to apply the advance notice provisions in our Bylaws with respect to the procedures which must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the Annual Meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Who may attend the Annual Meeting?

Only our stockholders and their invited guests may attend the Annual Meeting. If you are a stockholder of record, you must bring proof of identification. If you hold your shares through a broker, bank or other nominee, you will need to provide proof of ownership — for example, a copy of a brokerage statement showing your share ownership — and proof of identification. Additional documentation is required to vote your shares at the Annual Meeting if you hold your shares through a broker, bank or other nominee. See "How can I vote my shares in person at the Annual Meeting?" below for more information.

Who is entitled to vote?

Stockholders of record as of the close of business on March 1, 2016, the record date, or those with a valid proxy from a broker, bank or other nominee that held our shares on the record date are entitled to vote on the matters to be considered at the Annual Meeting.

Who is a stockholder of record?

A stockholder of record is a person or entity whose name appears as an owner of one or more shares of our common stock on the records of our transfer agent as of its close of business on the record date.

How can I vote my shares in person at the Annual Meeting?

If you hold shares as a stockholder of record, you have the right to vote those shares in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting or, if you received a printed set of the proxy materials by mail, by submitting at the Annual Meeting the proxy card enclosed with the proxy materials you received. Since a beneficial holder is not the stockholder of record, if you are a beneficial holder of shares, you may not vote those shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting using the ballot provided at the meeting. Please note that participants in our 401(k) Savings Plan (the "401(k) Plan") may not vote their plan shares in person at the Annual Meeting. See "How are my shares in the Company's 401(k) Plan voted?" below for more information.

Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How many shares are entitled to vote at the Annual Meeting?

As of the record date, 88,322,000 shares of our common stock were issued, outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of CoreLogic common stock, excluding treasury shares, is entitled to one vote on each of the nine director nominees and on each other proposal to be voted on at the Annual Meeting.

How many directors can I vote for?

Nine. At the Annual Meeting, stockholders may vote for the election to our Board of up to nine nominees for director.

Who are the director nominees?

The nine director nominees are:

J. David Chatham	Thomas C. O'Brien
Douglas C. Curling	Jaynie Miller Studenmund
John C. Dorman	David F. Walker
Paul F. Folino	Mary Lee Widener
Anand Nallathambi

What is the voting requirement to approve each of the proposals, and how are votes counted?

Proposal 1 – Election of Directors

Because the number of director nominees timely nominated for election at the Annual Meeting does not exceed the number of directors to be elected at the Annual Meeting, our Bylaws provide that each director nominee will be elected to the Board to serve until the next annual meeting and as soon thereafter as their successors are duly elected and qualified, if the nominee receives a majority of votes cast with respect to such director nominee's election. A "majority of votes cast" means that the number of votes "FOR" a director nominee must exceed the number of votes "AGAINST" that director nominee.

With respect to the election of directors, you may vote "for" or "against" each of the nominees for the Board, or you may "abstain" from voting on one or more nominees. Abstentions and broker non-votes are not considered votes cast for purposes of the foregoing majority voting standard for director elections, and will not be counted in determining the outcome of the election of the director nominees.

Proposal 2 – Approval, on an Advisory Basis, of the Compensation of our NEOs

Approval, on an advisory basis, of the compensation of our NEOs requires the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote on the proposal, a majority of them must be voted "for" the proposal for it to be approved).

With respect to the approval, on an advisory basis, of the compensation of our NEOs, you may vote "for," "against" or "abstain." If you "abstain" from voting with respect to this proposal, your vote will have the same effect as a vote "against" the proposal. Broker non-votes will not be counted in determining the outcome of this proposal.

Proposal 3 – Ratification of the Selection of PwC as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2016

The selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2016 will be ratified if the affirmative vote of the holders of a majority of shares of common stock present in person or represented by proxy and entitled to vote on the matter (meaning that of the shares represented at the meeting and entitled to vote on the proposal, a majority of them must be voted "for" the proposal for it to be approved).

With respect to the ratification of the section of PwC as our independent registered public accounting firm for the year ending December 31, 2016, you may vote "for," "against" or "abstain." If you "abstain" from voting with respect to this proposal, your vote will have the same effect as a vote "against" the proposal. Broker non-votes will not be counted in determining the outcome of this proposal.

How do I vote?

If you are a stockholder of record, you may vote on matters that properly come before the Annual Meeting in one of four ways:

You may vote over the Internet.

You do this by following the instructions provided either in the Notice or on the proxy card accompanying the proxy statement if you received a printed set of the proxy materials. If you submit your proxy over the Internet, your shares will be voted as you instruct. You do not have to separately mail in your proxy card.

You may vote by mail.

If you received a printed set of the proxy materials, you do this by signing and dating the proxy card accompanying the proxy statement and mailing it in the enclosed, prepaid and addressed envelope within the required time. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote by telephone.

You do this by following the instructions provided on the proxy card accompanying the proxy statement if you received a printed set of the proxy materials. If you submit your proxy by telephone, your shares will be voted as you instruct. You do not have to separately mail in your proxy card.

You may vote in person at the Annual Meeting.

You can vote your shares in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the Annual Meeting, or, if you requested and received printed copies of the proxy materials by mail, you can complete, sign and date the proxy card enclosed with the proxy materials you received and submit it at the Annual Meeting.

If you hold your shares in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to instruct how your shares are to be voted at the Annual Meeting. If you shares are held in "street name," you may also attend the Annual Meeting and vote your shares in person, provided that you request and receive, prior to the Annual Meeting, a "legal proxy" from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting and present the legal proxy at the meeting prior to voting. If your shares are held through the 401(k) Plan, please see "How are my shares in the Company's 401(k) Plan voted?" below.

How are my shares in the Company's 401(k) Plan voted?

For those stockholders who hold shares pursuant to the 401(k) Plan, Fidelity Management Trust Company ("Fidelity") acts as trustee for shares held in the 401(k) Plan. The governing documents of the 401(k) Plan require Fidelity, as trustee, to vote the shares as directed by the plan participants for whose benefit the shares are held. Fidelity will use an independent third party to tabulate the voting directions of all participants who provide such directions to Fidelity. Neither the tabulator nor Fidelity will provide the individual or aggregate participant voting directions to the Company, unless otherwise required by law. Shares for which no direction is received by Fidelity from the participants by April 22, 2016, at 5:00 p.m., Eastern time, will be voted in the same proportion as are the shares for which directions are received by that time.

How will my shares be voted if I do not provide specific voting instructions in the proxy I submit?

The named proxy holders, Anand Nallathambi, President and Chief Executive Officer, or Stergios Theologides, Senior Vice President, General Counsel and Secretary, will vote your shares in the manner recommended by our Board and as such proxy holders may determine in accordance with their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

Can I change my vote or revoke my proxy?

You have the power to change or revoke your proxy at any time before the polls close at the Annual Meeting. Only your latest-dated proxy counts. You may do this by:

  •
  submitting an authorized proxy bearing a later date using one of the alternatives described above under "How do I vote?";

  •
  if you are a stockholder of record, submitting written notice of your revocation to Stergios Theologides, Senior Vice President, General Counsel and Secretary, at our mailing address on the cover page of this proxy statement; or

  •
  voting in person at the Annual Meeting, provided that if your shares are held in "street name" (in the name of a bank, broker or other nominee), you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

Who will count the votes?

A representative of Alliance Advisors, LLC ("Alliance Advisors") will serve as inspector of elections and will tabulate the votes cast at the Annual Meeting and certify the results.

How can I obtain an additional proxy card?

If you lose, misplace or otherwise need to obtain a proxy card, and you are a stockholder of record, please contact our proxy solicitor, Alliance Advisors, toll-free at 1-855-325-6671. If you are a beneficial owner of shares held indirectly through a broker, bank or other nominee, please contact your account representative at that organization.

What constitutes a "quorum?"

A "quorum" refers to the number of shares that must be represented at a meeting in order to lawfully conduct business. Holders of a majority in voting power of all issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Without a quorum, no business may be transacted at the Annual Meeting. Abstentions and broker non-votes (as described below) are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum.

What is a "broker non-vote" and how is it treated?

If you are a beneficial owner of shares held in "street name" by a broker and you do not submit voting instructions to your broker, your broker may vote your shares at the Annual Meeting only on "routine matters" (as defined by NYSE rules) on which it has discretion to vote. The NYSE currently considers only Proposal 3 — the proposal to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2016 — to be a "routine matter." The following proposals are considered "non-routine matters" under the NYSE rules:

  •
  the election to the Board of the nine director nominees named in this proxy statement; and

  •
  the proposal to approve, on an advisory basis, the compensation of our NEOs.

Accordingly, if your shares are held in "street name" and your broker has not received voting instructions from you, your broker may exercise its discretion to vote your shares on the proposal to ratify the selection of PwC as our independent registered public accounting firm, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be treated as present and entitled to vote at the Annual Meeting for purposes of establishing the presence or absence of a quorum and voted on the proposal to ratify the selection of PwC in the manner directed by the broker, but will constitute "broker non-votes" on each of the other proposals at the Annual Meeting. These broker non-votes will not be counted in determining the outcome of any of the other proposals.

How are abstentions treated?

For the election of directors, you may vote "FOR," "AGAINST," or "ABSTAIN" with respect to each director nominee. If you elect to "ABSTAIN" from the election of directors, the abstention will not have any effect on the election of directors. In determining the voting results for the election of directors, only "FOR" and "AGAINST" votes count.

For purposes of the proposals regarding the vote to approve, on an advisory basis, the compensation of our NEOs and to ratify the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2016, abstentions are treated as present and entitled to vote. Therefore, with respect to determining whether these two proposals are approved, abstentions have the effect of votes "AGAINST" the proposal.

What percentage of stock do the directors and executive officers own?

As of the record date, our directors and executive officers owned approximately two percent of our shares of common stock in the aggregate that are entitled to vote at the Annual Meeting.

Who is paying the cost of preparing, assembling and mailing the notice of the annual meeting of stockholders, proxy statement and form of proxy, and the solicitation of the proxies?

We will pay the costs associated with the preparation, assembly and mailing of the Notice, proxy statement and form of proxy, as well as the cost of soliciting proxies relating to the annual meeting. We will also pay brokers, banks and other nominees for the reasonable expenses of forwarding solicitation materials to their customers who own shares of our common stock. In addition to this proxy statement, our directors, officers and other regular administrative employees may solicit proxies. None of them will receive any additional compensation for such solicitation. We may conduct further solicitations of stockholders by telephone, e-mail, through press releases issued by us, advertisements in periodicals or postings on our website at www.corelogic.com through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We have also retained Alliance Advisors to assist in the solicitation of proxies and related services, for a fee estimated to be approximately $19,500 plus an amount to cover expenses. In addition, we have agreed to indemnify Alliance Advisors against certain liabilities arising out of or in connection with the engagement.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials, including our 2015 Annual Report, for the Annual Meeting or for our future meetings of stockholders, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003

Stockholders May Call Toll-Free: 855-325-6671

If you hold your shares through a broker, bank or other nominee, please contact your broker, bank or other nominee directly if you have questions, require additional copies of the proxy materials, or wish to request single or multiple copies of the proxy materials in the future.

Does our Board have any recommendations with respect to the listed proposals?

Our Board recommends you vote "FOR": (1) the Board's nine nominees for director; (2) the approval, on an advisory basis, of the compensation of our named executive officers; and (3) the ratification of the selection of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results as soon as possible after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file with the SEC a Current Report on Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amendment to that Form 8-K to disclose the final voting results.

Whom can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

Please contact Alliance Advisors, the firm assisting the Board in the solicitation of proxies, at:

ALLIANCE ADVISORS, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, New Jersey 07003

Stockholders May Call Toll-Free: 855-325-6671

STOCKHOLDER PROPOSALS

Requirements for Director Nominations and Stockholder Proposals to be Brought Before an Annual Meeting. In order for a director nomination or a proposal by you or a fellow stockholder to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to our Secretary. A stockholder's notice to our Secretary shall set forth certain information concerning the stockholder and each director nomination or proposal, as specified in Section 2.10 of our Bylaws, and must comply with the other requirements specified in Section 2.10 of our Bylaws. To be timely for the 2017 annual meeting, the notice must be delivered or mailed to and received by our Secretary between December 28, 2016 and January 27, 2017.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholders interested in submitting a proposal for inclusion in the proxy statement for our 2017 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. The proposal must be received by us at our principal executive offices not later than November 18, 2016 in order to be considered for inclusion in our proxy materials for the 2017 annual meeting of stockholders.

GENERAL INFORMATION

We will, upon the written request of any stockholder on the record date for the Annual Meeting, furnish without charge a copy of our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2015 and will furnish, at a charge of $10, a copy of the exhibits thereto. Such request should contain a representation that the person requesting this material was a beneficial owner of our shares on the record date. Such request should be sent to the General Counsel at our address indicated on the first page of this proxy statement.

The Board is not aware of any matters to come before the Annual Meeting other than those set forth on the notice accompanying this proxy statement. If any other matters come before the Annual Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

Stergios Theologides Senior Vice President, General Counsel and Secretary
Irvine, California March 18, 2016

CORPORATE SOCIAL RESPONSIBILITY

Information is at the core of smart decision making. CoreLogic uses the power of information, technology and services to help businesses and consumers connect to improve lives and create a better world. This serves as the founding principle of our commitment to corporate social responsibility and is translated into action through:

  •
  Investment in our communities to include financial investments, in-kind contributions and employee volunteerism. One of our CORE values is to make a meaningful difference in the communities where we live and work. This is brought to life though national partnerships and local initiatives in support of affordable housing initiatives, community reinvestment through research, and financial literacy to underbanked populations.

  •
  Commitment to a positive, diverse and inclusive experience for all employees. Diversity and inclusion are woven into our business and workplace culture. We believe that building a diverse and inclusive culture is critical to winning in the workplace, in the marketplace and in the community.

  •
  Our commitment to an inclusive environment demonstrates a deeper commitment to maximizing the potential of our employees, our communities and the value we create for our stockholders. This commitment is demonstrated through:

  •
  Ensuring accountability and execution of CSR programs through governance by the Enterprise Diversity Advisory Council (EDAC);

  •
  Elevating high-potential diverse talent through job enrichment and leadership development programs;

  •
  Acquiring a broad and varied candidate spectrum of top-tier talent via targeted alliances with outreach partners to include organizations focused on ethnic diversity, women and military veterans;

  •
  Establishing employee-led networks that inspire personal and professional development and serve as conduits for diversity initiatives; and

  •
  Encouraging and supporting mentoring opportunities to champion talent and broaden development opportunities for our workforce.

  •
  CoreLogic is an Equal Employment Opportunity employer. We are committed to providing a workplace environment free from discrimination and harassment. We advance this agenda through training and orientation for all employees; consistent administration of related employment practices and policies; and alignment of expectations and communications to all vendors and supplier partners.

We are steadfast in our investment to bridging community and business goals to discover strategic solutions on a global stage and to continue to explore innovative ways to drive societal investments that strengthen our communities and influence positive change.

  From San Diego: Take I-5 north, transition to I-405 north. Exit Irvine Center Dr., keep to the left at the fork in the ramp. Turn lef t from the center lane on Enterprise, then turn right onto Irvine Center Dr. Take the first left onto Pacifica. Take the first left at the driveway between the two buildings.

  From Los Angeles: Take I-5 south, exit at Alton Pkwy., keeping to the right, to take the ramp at Alton; slight right onto Enterprise. Turn left onto Alton Pkwy. Turn left onto Irvine Center Dr., then take the second right onto Pacifica. 40 Pacifica is on the left.

  From Riverside: Take 91west, transition to 55 south towards Newport Beach. Merge onto I-5 south towards San Diego. Take the exit at Alton Pkwy., keeping to the right, to take the ramp at Alton; slight right onto Enterprise. Turn left onto Alton Pkwy. Turn left onto Irvine Center Dr., then take the second right onto Pacifica. 40 Pacifica is on the left.

  When you arrive, take a ticket and proceed into the parking garage. CoreLogic visitors parking is to the right.

40 Pacifica, Ste. 900
Irvine, CA 92618
corelogic.com

NYSE: CLGX
29-PROXY2016-0316-00	© 2016 CoreLogic, Inc. All rights reserved.

ANNUAL MEETING OF STOCKHOLDERS April 27, 2016, 2:00 p.m. Pacific Time This proxy is solicited by CoreLogic’s Board of Directors.

The undersigned stockholder(s) of CoreLogic, Inc. hereby revoke(s) all previously granted proxies and appoint(s) Anand Nallathambi and Stergios Theologides, and each of them, as proxies for the undersigned, with power to act without the other and with power to each of substitution, and hereby authorize(s) them to attend the annual meeting of the stockholders of said corporation to be held April 27, 2016, at 2:00 p.m. Pacific Time, at the executive offices of CoreLogic, Inc., 40 Pacifica, Irvine, California 92618, and any postponements or adjournments thereof, and to vote all of the shares of common stock of CoreLogic, Inc. that the undersigned is/ are entitled to vote at such meeting as indicated on the reverse side hereof, with all powers that the undersigned would have if acting in person, and with discretionary authority to act on such other matters as may properly come before said meeting or any postponements or adjournments thereof.

THE SHARES OF COMMON STOCK REPRESENTED HEREBY SHALL BE VOTED SPECIFICALLY ON THE PROPOSALS LISTED ON THE REVERSE SIDE HEREOF AS THERE SPECIFIED.    WHERE NO SPECIFICATION IS MADE, SAID SHARES OF COMMON STOCK SHALL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 and 3.

YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY

Continued and to be signed and dated on reverse side

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Stockholders to be held April 27, 2016.

The Notice of Annual Meeting and Proxy Statement and our 2015 Annual Report

to Stockholders are available at: http://www.viewproxy.com/CoreLogic/2016

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON EACH OF THE ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.   The Board of Directors Recommends a Vote FOR each of the Nominees in Proposal 1 and FOR Proposals 2 and 3.

Please mark your votes like this	☒

1. Election of directors:	FOR	AGAINST	ABSTAIN

2. To approve, on an advisory basis, the compensation of the Company’s named executive officers.

☐ FOR    ☐ AGAINST     ☐ ABSTAIN

3. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

☐ FOR    ☐ AGAINST     ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

01 J. David Chatham	☐	☐	☐
02 Douglas C. Curling	☐	☐	☐
03 John C. Dorman	☐	☐	☐
04 Paul F. Folino	☐	☐	☐
05 Anand Nallathambi	☐	☐	☐
06 Thomas C. O’Brien	☐	☐	☐
07 Jaynie Miller Studenmund	☐	☐	☐
08 David F. Walker	☐	☐	☐
09 Mary Lee Widener	☐	☐	☐

				I plan on attending the meeting	☐

Please sign exactly  as your name(s) appears  on this proxy  card. If held in joint tenancy, all persons  should sign. Trustees,  administrators, etc. should include title  and  authority. Corporations should  provide  full name  of corporation  and title  of authorized  officer signing this proxy  card.

Date:

Signature

Signature (if held jointly)

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

CONTROL  NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone.

Internet and telephone voting is available through 11:59 P.M. Eastern Daylight Time on April 26, 2016.

INTERNET Vote Your Proxy on the Internet: Go to www.cesvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy.  Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your proxy card.